Exhibit 99.1

RISK FACTORS

Investing in the notes and our common stock involves a high degree of risk. You should carefully consider the risks described below before deciding whether to purchase the notes. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price, if any, or other value of the notes and the trading price of our common stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Relating to the Notes and this Offering

The negotiation of the definitive terms of the notes is ongoing and consequently these risk factors may not accurately or completely describe all of the risks of investing in the notes.

The negotiation of the definitive terms of the notes is ongoing and consequently these risk factors may not accurately or completely describe all the risks of investing in the notes. You should carefully review the final terms of the notes with your legal and other advisors before purchasing any notes to fully understand the risks of investing therein.

We expect that the trading price, if any, or other value of the notes will be significantly affected by the market price of our common stock, the general level of interest rates, and our credit quality, each of which may be volatile.

The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the trading price, if any, or other value of the notes. Each may be volatile and could fluctuate in a way that adversely affects the trading price, if any, or other value of the notes and the trading price of our stock.

We cannot predict whether the market price of our common stock will rise or fall. The market price of our common stock will be influenced by a number of factors, including general market conditions, the success of our development activities and the timing of commencement of commercial operations (if any), variations in our operating results, earnings per share, cash flows, deferred revenue, other financial and non-financial metrics and other factors described in greater detail elsewhere in this section, many of which are beyond our control.

The market price of our common stock also could be affected by possible sales of common stock by investors who view the notes as an attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that we expect to develop as a result of the issuance of the notes. The hedging or arbitrage activity could, in turn, affect the trading price, if any, or other value of the notes.

We also cannot predict whether interest rates will rise or fall. During the term of the notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the trading price, if any, or other value of the notes will decrease, and if interest rates decrease, the trading price, if any, or other value of the notes will increase.

In addition, our credit quality may vary substantially during the term of the notes and will be influenced by a number of factors, including variations in our cash flows and the amount of indebtedness we have outstanding. Any decrease in our credit quality is likely to negatively impact the trading price, if any, or other value of the notes.

Not all events that may adversely affect the trading price, if any, or other value of the notes and the trading price of our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

•	cash dividends on our common stock; and

•	certain tender or exchange offers.

See the terms of the notes related to conversion rate adjustments. We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price, if any, or other value of the notes and the trading price of the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

The notes are our obligations only and a substantial portion of our development activities are, and we expect a substantial portion of our future commercial operations to be, conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries some of which are non-U.S. subsidiaries.

The notes are our obligations exclusively. As of March 31, 2022, our subsidiaries, some of which are non-U.S. subsidiaries, held substantially all of our consolidated assets, other than our cash on hand. We expect our subsidiaries to generate substantially all of our future consolidated net income (if any). Accordingly, our ability to service our debt, including the notes, will depend on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose, except that certain of our subsidiaries will guarantee our obligations under the notes (but not our operating subsidiary at the project level). In addition, dividends, loans or other distributions to us from certain subsidiaries are or may become subject to contractual restrictions and are subject to other business considerations.

Moreover, our right to receive assets from any of our subsidiaries upon their liquidation or reorganization, and the right of holders of the notes to participate in those assets, will be structurally subordinated to any and all debt and other obligations that our subsidiaries may incur (including trade payables). In the event of a bankruptcy, liquidation, dissolution or reorganization, or of a similar proceeding with respect to any of our subsidiaries, we, as a common equity owner of such subsidiary, and, therefore, the holders of the notes, will rank behind such subsidiary’s creditors, including such subsidiary’s trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. As of March 31, 2022, our subsidiaries had $215,241 of indebtedness and $264,967 in office lease liabilities, all of which is structurally senior to the notes.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business has not generated positive cash flow in the past and may not ever generate cash flow from operations in the future sufficient to service our debt because of factors beyond our control. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

In addition, the security interest of the collateral agent for our noteholders will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Also, certain items included in the collateral may not be transferable (by their terms or pursuant to applicable law) and therefore the collateral agent may not be able to realize value from such items in the event of a foreclosure. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

There may not be sufficient collateral to pay off all amounts we may borrow under other debt that we may offer that would be secured on the same basis as the notes offered hereby after application of the proceeds of the receivables collateral securing our debt. Liquidating the collateral securing the notes may not result in proceeds in an amount sufficient to pay any amounts due under the notes after first satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.

No appraisal of the value of the collateral has been made in connection with this offering, and the fair market value of the collateral in the event of liquidation will depend on general market and economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the collateral is subject to fluctuation and would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the condition of our industry, the timing and the manner of the sale, the availability of buyers and other factors. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes.

Holders of the notes will not control decisions regarding the collateral.

The collateral agent will control substantially all matters related to the collateral securing the notes. The collateral agent may, in connection with an enforcement action, dispose of, release, or foreclose on, or take other actions with respect to, the collateral (including amendments of and waivers under the security documents) with which holders of the notes may disagree or that may be contrary to the interests of holders of the notes, even after a default under the notes. To the extent collateral is released from the lien securing the obligations in connection with foreclosure or enforcement action, even if a default under the notes exists, liens securing the notes will also be released. If the liens on any collateral securing the obligations are released, the liens on such collateral securing the obligations under the notes will also be released to the extent that the liens on such collateral securing all other equally and ratably secured indebtedness will also be released. In addition, the collateral agent may change, waive, modify or vary the security documents governing such liens without the consent of the holders of the notes (except under certain limited circumstances) and that the security documents governing the liens securing the notes will be automatically changed, waived and modified in the same manner (subject to certain limitations and exceptions).

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at or after the time such property and rights are acquired and identified. The collateral agent has no obligation to monitor, and we may not inform the collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties. In addition, a failure, for any reason that is not permitted or contemplated under the collateral documents, to perfect the security interest in the properties included in the collateral package may result in a default under the agreements governing the notes.

Also, as described further herein, even if the liens on collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding, including under non-U.S. laws, under certain circumstances which may affect your ability to enforce your rights under the notes, or limit the amounts that can be recovered thereunder. In addition, the bankruptcy, insolvency, administrative, creditors right and other laws of the various jurisdictions of organization may be materially different from, or in conflict with or less favorable than, each other and those of the United States in certain areas, including creditors’ rights, priority of creditors, the ability to obtain post-petition interest, fees and expenses or adequate protection and the duration of the insolvency proceeding. The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdiction’s law should apply and could adversely affect your ability to exercise your rights.

Enforcing your rights as a holder of the notes or under the note guarantees across multiple jurisdictions may be difficult.

Certain of our subsidiaries are Australian entities. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in such jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the notes will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. The bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply which could adversely affect your ability to enforce your rights and to collect payment in full under the notes and the note guarantees. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

The notes and the granting of the collateral securing the note guarantees may be voidable, subordinated or limited in scope under laws governing fraudulent transfers and insolvency including non-U.S. laws.

Although the notes are our obligations, they will be on a secured basis by the subsidiary guarantors. We are a holding company that derives all of our operating income and cash flow from our subsidiaries. The performance by each subsidiary guarantor of its obligations with respect to its subsidiary guarantee may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such subsidiary guarantor (including under non-U.S. laws). Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its subsidiary guarantee of the notes, and that, at the time of incurrence, the subsidiary guarantor (1) was insolvent, (2) was rendered insolvent by reason of the incurrence or grant, (3) was engaged in a business or transaction for which the assets remaining with the subsidiary guarantor constituted unreasonably small capital or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor’s obligations under its subsidiary guarantee, recover payments made under the subsidiary guarantee, subordinate the subsidiary guarantee to other indebtedness of the subsidiary guarantor or take other action detrimental to the holders of the notes.

The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction (including of non-U.S. laws). Generally, however, a company will be considered insolvent for these purposes if the sum of that company’s debts is greater than the fair value of all of that company’s property or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the subsidiary guarantees, if it determined that the transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the subsidiary guarantees, to the claims of all existing and future creditors on similar grounds. The subsidiary guarantees could also be subject to the claim that, since the subsidiary guarantees were incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. Neither we nor any subsidiary guarantor believes that, after giving effect to the offering, any of the subsidiary guarantors (1) was insolvent or rendered insolvent by the incurrence of the guarantees in connection with the offering, (2) was not in possession of sufficient capital to run their business effectively or (3) incurred debts beyond our or its ability to pay as the same mature or become due.

There can be no assurance as to what standard a court would apply in order to determine whether a subsidiary guarantor was ‘‘insolvent’’ upon the sale of the notes or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantor was insolvent at the time of the sale of the notes.

Certain assets are excluded from the collateral securing the notes.

No assets of any of our non-guarantor subsidiaries, including our project subsidiary, will constitute collateral.

The collateral is subject to casualty risks.

Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including then notes.

There is currently no public market for the notes offered hereby, and an active trading market for the notes offered hereby may not develop. The failure of a market to develop for the notes offered hereby could adversely affect the liquidity and value of the notes offered hereby.

Prior to this offering, there was no existing market for any series of the notes offered hereby. We do not intend to apply for listing of any series of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the notes of a series, the market price and liquidity of the notes of such series may be adversely affected. If the notes of a series are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. The market for the notes may be subject to disruptions that could have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price or other value of the notes.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes.

The security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes, subject to certain exceptions. For example, so long as no default or event of default under the agreements governing the notes would result therefrom, we may generally conduct ordinary course activities with respect to collateral.

Security interests over certain collateral may not be in place by the issue date of the notes or may not be perfected by the issue date of the notes. Creation or perfection of such security interests after the issue date of the notes increases the risk that the liens granted by those security interests could be avoided.

Certain security interests in favor of the collateral agent may not be in place or perfected as of the issue date of the notes. To the extent any liens on or security interest in the collateral securing the notes are not perfected on or prior to such date, we will use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the security documents, within a period of time provided for in the notes and/or the related security documents. To the extent a security interest in certain collateral is granted or perfected after the date which is 30 days following the date on which the notes are issued, that security interest would remain at risk of being voided as a preferential transfer by the pledgor, as debtor in possession, or by its trustee in bankruptcy if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, a longer period).

The imposition of certain permitted liens could materially adversely affect the value of the collateral.

The collateral securing the notes may also be subject to liens permitted under the terms of the notes, whether arising on or after the date the notes are issued. The existence of any permitted liens could materially adversely affect the value of the collateral that could be realized by the holders of the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

We may incur substantially more debt in addition to the notes or take other actions which would intensify the risks discussed above.

We and our subsidiaries may be able to incur substantial additional debt in the future, including secured debt.

We may also incur additional indebtedness to meet future financing needs. Our indebtedness and our subsidiaries’ indebtedness could have significant negative consequences for our security holders and the resources available to satisfy our obligations under the notes, including the following:

•	greater difficulty satisfying our obligations with respect to the notes;

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

•	limiting our flexibility to plan for, or react to, changes in its business;

•	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital; and

•	potentially causing our credit ratings to be reduced and causing our and our subsidiaries’ debt and equity securities to significantly decrease in value.

The notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events.

The notes will not, subject to certain exceptions:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	restrict the ability of our subsidiaries to issue securities or incur liability that would be structurally senior to our indebtedness;

•	restrict our ability to purchase or prepay our securities; or

•	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

In addition, the notes contain no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described in the terms governing the notes. Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.

Provisions in the notes may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior the maturity date, we will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. Furthermore, the notes will prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions in the notes could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase all or a portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes. See the terms governing the notes, including with respect to redemption upon fundamental changes.

Redemption may adversely affect your return on the notes.

We may redeem for cash all or any portion in an authorized denomination, of the notes, at any time and from time to time, but only if the “last reported sale price” per share of common stock exceeds (i) 200% of the “conversion price”, on the 20 consecutive “trading days”, during the first 24 months; (ii) 150% of the “conversion price”, for 20 consecutive “trading days”, during the following 12 months; and (iii) 130% of the “conversion price”, for 20 consecutive “trading days”, thereafter . As a result, we may choose to redeem some or all of the notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. See the terms governing the notes, including with respect to optional redemption.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions and may in the future adopt additional rules and take other actions, which may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and satisfaction of obligations under certain of our agreements. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price, if any, or other value of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may not have the ability to raise the funds necessary to pay interest on the notes, make an interest make- whole payment in cash or to repurchase the notes upon a fundamental change.

The notes bear interest semi-annually at a rate of 4.50% per year. In addition, in certain circumstances, we are obligated to pay additional interest or special interest on the notes. If a fundamental change occurs, holders of the notes may require us to repurchase all or a portion of their notes in cash. Furthermore, with respect to any conversion date that occurs on or prior to August 15, 2025 (other than a conversion in connection with a make- whole fundamental change or a notice of redemption in which the conversion rate is adjusted), we will be obligated to make an “interest make-whole payment’ (as defined herein), a portion of which will be payable in cash in the event a payment of the full interest make-whole payment in shares of our common stock would exceed the Maximum Share Amount. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to obtain financing so that we can make such payments when due. If we fail to pay interest on the notes or repurchase the notes when required, we will be in default. If we are unable to elect to make any required interest make-whole payment in cash because we do not have sufficient funds to do so, holders will receive any such payment in shares of our common stock, the value of which will be subject to risks described herein. See the terms governing the notes, including with respect to interest, redemption upon fundamental changes, interest make-whole payment and events of default.

In addition, our ability to repurchase notes or to pay cash at their maturity may be limited by law, regulatory authority or agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required or to pay cash at their maturity would constitute a default. A default under the notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. Moreover, the occurrence of a fundamental change under the notes could constitute an event of default under any such agreement. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness or to pay cash amounts due upon required repurchase or at maturity of the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including under the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including under notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Any future refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. Additionally, the notes will limit the use of the proceeds from any disposition of our assets. As a result, the notes may prevent us from using the proceeds from such dispositions to satisfy our debt service obligations.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any value that your notes lose as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and the applicable “stock price,” as described in the terms governing the notes, including with respect to an increase in conversion rate in connection with a make-whole fundamental change. The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

In addition, if the “stock price” (as defined in the terms governing the notes) of the make-whole fundamental change is greater than $16.00 per share or less than $110.00 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate.

Moreover, in no event will the conversion rate be increased pursuant to the make-whole fundamental change provisions to exceed 62.5 shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth in the terms governing the notes, including with respect to conversion rate adjustments.

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our common stock and/or the trading price of the notes.

Because the term fundamental change is limited to certain specified transactions, it does not include all events that could adversely affect our financial condition and/or the market price of our common stock and the trading price of the notes. For example, we will not be required to purchase any notes upon the occurrence of a transaction that would otherwise constitute a fundamental change, or in connection with certain types of transactions that would otherwise constitute a fundamental change, if more than 90% of the consideration received by holders of our common stock in the transaction(s) consists of shares of common stock traded on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market. Furthermore, certain other transactions, such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions of other entities by us or our subsidiaries, would not constitute a fundamental change requiring us to purchase the notes or to increase the conversion rate, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the notes.

We have not registered the offer or the sale of the notes or any common stock issuable upon the conversion of the notes, which will limit your ability to resell the notes and any common stock issuable upon the conversion of the notes.

The offer and sale of the notes and any common stock issuable upon the conversion of the notes have not been registered under the Securities Act or any state securities laws. See the terms governing the notes, including with respect to no registration rights and additional interests. Unless the notes and any common stock issuable upon the conversion of the notes have been registered, they may not be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date, but you will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock and, consequently, the trading price, if any, or other value of the notes, could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common stock to decline.

We do not expect the notes to be rated, but if the notes are rated, they may receive a lower rating than anticipated, which would likely adversely affect the trading price of the notes.

We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our common stock and the trading price of the notes would likely decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws our existing credit rating, or puts us on credit watch, then the trading price of the notes will likely decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, we will, under some circumstances, increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. In addition, in certain circumstances, we will make an interest make-whole payment to a converting holder which may be paid, at our election, in cash or shares of common stock (together with cash in lieu of any fractional share). Such an interest make-whole payment may also be treated as a distribution subject to U.S. federal income tax as a dividend. It is unclear whether any such deemed dividend would be eligible for the preferential tax treatment generally available for dividends paid by U.S. corporations to certain non-corporate U.S. holders. If you are a holder that is not a “United States person” as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified in an applicable income tax treaty, which may be set off against interest, common shares, principal, conversion proceeds or sales proceeds subsequently paid or credited to you. In addition you may be subject to foreign tax.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

Our management will have broad discretion to use the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. They might not apply the net proceeds of this offering in ways that increase the value of your investment. We intend to use the net proceeds from this offering to fund the process development, design, engineering, cost optimization, and procurement of long-lead items and services for our large-scale boron and lithium complex, general and administrative expenses related to the maintenance and expansion of our organization, continued operation of the SSBF, to fund the progression of our advanced materials strategy and the remainder for general corporate purposes. However, our management will retain broad discretion for the use of the proceeds from this offering. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds.

Your investment has various U.S. and foreign tax risks.

We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions, and as such your investment may be affected by foreign tax risks. Further, changes in U.S and foreign tax rules and regulations, and uncertainties in their interpretation and application, could materially affect your investment. We urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws on you with regard to an investment in the notes.

U.S. federal income tax may be imposed on any gain recognized by a non-U.S. holder on a sale, exchange or other taxable disposition of notes (including a conversion of notes) or our common stock if we are a “United States real property holding corporation.”

Because we have significant ownership of real property located in the United States, we may be or later become a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes, but we have made no determination to that effect. There can be no assurance that we do not currently constitute or will not become a USRPHC. Assuming we are a USRPHC, a holder that is not a “United States person” as defined in the Code generally will be taxed on gain recognized on the sale, exchange or other taxable disposition of notes (including a conversion of notes) or our common stock (including upon a distribution on our common stock in excess of current and accumulated earnings and profits) and/or a 15% withholding tax will apply to the gross proceeds from the sale, exchange or other taxable disposition of the notes (including a conversion of notes) or our common stock (including on certain distributions on our common stock), unless such holder is eligible for an exemption under an applicable income tax treaty or certain conditions are met, which generally relate to whether the notes and/or our common stock are considered to be “regularly traded on an established securities market” as defined by applicable Treasury Regulations and whether such holder’s ownership of the notes and/or our common stock at certain relevant periods exceeds certain thresholds.

Risks Relating to Our Business

We have incurred significant net operating losses since our inception and anticipate that we will incur continued losses for the foreseeable future.

We had an accumulated deficit of $94.1 million as of March 31, 2022, and we expect to incur significant discovery and development expenses in the foreseeable future related to the completion of exploration, development and commercialization of Fort Cady. As a result, we expect we will continue to sustain substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability. If we are unable to raise sufficient capital when needed, our business, financial condition and results of operations could be materially and adversely affected, and we may need to modify our operational plans. In addition, if we were unable to raise sufficient capital in the future, it may be determined that we would be unable to continue as a going concern, which could have a further material adverse impact on our business and financial condition.

Our future performance is difficult to evaluate because we have no or only a limited operating history in the minerals industry and no revenue from our proposed extraction operations at our properties, which may negatively impact our ability to achieve our business objectives.

Although the Fort Cady deposit was identified over 50 years ago and significant work has been undertaken to refine the resource estimate and development plan since that time, including by our immediate predecessor, ABR, which undertook significant development activities to develop the resource estimate and mine plan for Fort Cady, we have not realized any revenues to date from the sale of mineral products. To date, our operating cash flow needs have been financed primarily through equity financing and not through cash flows derived from our operations.

We do not currently produce any material, nor do we currently sell any materials that may be derived from our properties. As a result, our revenues are expected to be determined, to a large degree, by the success of our construction and operation of the SSBF, development of our proposed large-scale complex at Fort Cady, subsequent operating activities as well as ongoing commercial and marketing efforts to establish offtake contracts for material products. Our revenues will also be substantially impacted by the prevailing prices for boric acid and its derivatives, lithium carbonate, HCl, SOP and gypsum, to the extent that these products can be successfully extracted. At the present time, a recovery process for lithium has not been developed and will likely not be addressed until recovery of boric acid is operational. Furthermore, preliminary work regarding the recovery of SOP has been completed, but a determination has not been made as to whether or when SOP production will be included in the planned operations at Fort Cady. For the products that we aim to successfully produce in the future, market prices are dictated by supply and demand, and we cannot predict or control the price we will receive for boric acid and its derivatives, lithium carbonate, HCl, SOP and gypsum. Although management has identified currently favorable market conditions concerning the supply and demand of boric acid, boron advanced materials and lithium carbonate, future market conditions may be significantly less favorable as a result of numerous factors, including many that are beyond the scope of our control.

We were incorporated in September 2021, and we have only recently begun to implement our current business strategy. As a result, we have little or no historical financial and operating information available to help you evaluate our future financial and operating performance. Therefore, it is possible that actual costs may increase significantly, and we may not be able to achieve our expected results. Fort Cady may ultimately be less profitable than currently anticipated or may not be profitable at all, which could have a material adverse effect on our results of operations and financial position.

If we do not obtain additional financing and maintain sufficient funds to continue our ongoing development and proposed operations, our proposed business may be at risk or the execution of our business plan may be delayed.

We have limited assets upon which to develop and commence our business operations and to rely otherwise. As of March 31, 2022 and June 30, 2021, we had cash and cash equivalents of $41.1 million and $40.8 million, respectively. We have had recurring net losses from operations and an accumulated deficit of $94.1 million as at March 31, 2022 and $40.7 million as at June 30, 2021. Given our net losses and with only these funds, we will need to seek significant additional funds in the future through equity or debt financings, or strategic alliances with third parties, either alone or in combination with equity financings to fund our business plan and to complete our mining exploration initiative. Our business plan, which includes the development of Fort Cady, has required and will continue to require substantial capital expenditures. We will require financing to fund our planned pre-production activities and are required to raise additional capital in respect of continuing our proposed mining exploration program, pre-production activities, including the SSBF, any feasibility or other studies, legal, operational set-up, general and administrative, marketing, employee salaries and other related expenses.

The full scope of our current business plan for the next 12 months includes, among other things: achieving mechanical completion and commissioning of the SSBF, potential additional drilling of wells to support operation of the SSBF, operation of the SSBF for several months and hiring additional personnel to support our development of Fort Cady. Based upon our current estimates and assuming the successful completion of this offering on the anticipated terms and size, we believe that the anticipated net proceeds from this offering, together with cash on hand, will enable us to fund the full scope of our current business plan for the next 12 months. However, this estimate is based on assumptions that may prove to be wrong. For example, changing circumstances could cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more than currently expected because of unanticipated issues or circumstances beyond our control. In addition, we have incurred net losses and negative operating cash flows in each quarter since our inception and expect to incur significant losses in future periods as we continue to increase our expenses to pursue the development of our business.

Additional development work will be required beyond the scope our current 12-month business plan in order to optimize, design and engineer operational processes at our proposed large-scale complex at Fort Cady, which we expect will assist in our technical and economic analysis of the Fort Cady Project. Such additional development work may include additional drilling and detailed engineering work, continued operation of the SSBF to get additional input, and the preparation of a feasibility study (if any), among others. We expect to source the capital needed for such additional development work from one or more additional capital raises subsequent to this offering.

If we are unable to raise adequate funds, we may have to delay, reduce the scope of or eliminate some or all of our business plan expenditures, and the failure to procure such required financing could have a material and adverse effect on our business, liquidity, financial condition and results of operations as well as our ability to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. Any potential inclusion of a going concern explanatory paragraph by our auditors, our lack of cash resources and our potential inability to continue as a going concern may materially adversely affect our business, share price, the price of the notes offered hereby, and our ability to raise new capital or to enter into critical contractual relations with third parties due to concerns about our ability to meet our contractual obligations.

Our ability to raise additional funds may also be adversely impacted by potential worsening global economic conditions and the disruptions to, and volatility in, the credit and financial markets in the United States and worldwide resulting from the COVID-19 pandemic, economic slowdown, higher inflation, increased interest rates, supply chain issues, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Obtaining additional funding will be subject to various additional factors, including investor acceptance of our business plan, the status of our development program and ongoing results from our exploration and development efforts. If we are not able to secure adequate additional funding when needed, we will need to re-evaluate our operating plan and may be forced to make significant reductions in spending, extend payment terms with suppliers, liquidate assets where possible, limit, suspend or curtail planned development programs and cease operations entirely. Having insufficient funds may also require us to relinquish rights to assets and technology that we would otherwise prefer to develop ourselves, or on less favorable terms than we would otherwise choose. The foregoing actions and circumstances could materially adversely impact our business, liquidity, results of operations and future prospects.

Any such required financing may not be available in amounts or on terms acceptable to us or at all, and the failure to procure such required financing could have a material and adverse effect on our business, financial condition and results of operations, or threaten our ability to continue as a going concern. In addition, if we are unsuccessful in raising the required funds, we may need to modify our operational plans to continue as a going concern, and we may have to delay, reduce the scope of or eliminate some or all of our planned development activities or proposed exploration programs at Fort Cady and elsewhere. In the event additional capital resources are unavailable, we may also be forced to sell some or all of our properties in an untimely fashion or on less than favorable terms. Any of these factors could harm our operating results.

Until successful commercial production is achieved from Fort Cady, allowing for the generation of sufficient revenue to fund our continuing operations, we will continue to incur operating and investing net cash outflows associated with, among other things, developing Fort Cady, maintaining our properties and undertaking ongoing exploration and optimization activities. As a result, we rely on access to capital markets as a source of funding for our capital and operating requirements. We require additional capital to fund our ongoing operations, define mineralization, conduct further technical and economic studies (which may include a bankable feasibility study) and bring Fort Cady into production, which will require funds for construction and working capital. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all, or that we will be successful in commencing and maintaining commercial borates or lithium extraction, production of boron advanced materials, or that our sales projections for these and other products will be realized.

Depending on the type and the terms of any financing we pursue, shareholder’s rights and the value of their investment in our CDIs and Common Stock could be reduced. Any additional equity financing will dilute stockholdings, and new or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our CDIs and Common Stock, the market price of our CDIs and Common Stock could be negatively impacted. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•	adverse economic conditions;

•	adverse general capital market conditions;

•	poor performance or cyclical decline of the borates, lithium, or mining industries in general;

•	bankruptcy or financial distress of unrelated companies or marketers engaged in the borates or lithium industries;

•	significant decrease in demand for borates or lithium; or

•	adverse regulatory actions that affect our development and construction plans or the use of borates or lithium generally.

Our previous development plans were focused on boron and sulphate of potash (“SOP”) extraction and developing a large-scale complex without first developing a smaller scale pilot facility, such as the SSBF. In May 2022, we announced a change in project scope compared to our previous business plans. Our new business plan includes:

•	a focus on boron and lithium extraction (as opposed to boron and SOP under our previous plans);

•

revisions to the proposed processing facility design (including a targeted increase of the overall long- term potential production capacity to approximately 500,000 tons pa of boric acid compared to approximately 450,000 tons pa of boric acid under our previous plans); and

•

a modified sequencing of our project development timeline to include the initial SSBF followed by the development of our proposed large-scale complex (as opposed to only developing the large-scale complex under our previous plans), with the expectation that operating data to be obtained from the SSBF will be important in determining the future design, engineering and cost optimization for our large-scale complex, as well as the expected total capital expenditures and ongoing required operating expenditures related thereto.

These project scope changes, taken together with cost inflation, have resulted in a material increase to our previously estimated capital expenditure budget required to complete our proposed large-scale complex. As a result, we currently expect a material increase to our capital expenditure budget compared to the previously published estimates and our internal cost estimates. In addition, the capital expenditures related to our proposed large-scale complex continue to be subject to change as our technical and economic analysis progresses. Such changes could also be material, including without limitation as a result of potential future price increases for major equipment or labor, and future operating data from our SSBF which may result in changes in the design and engineering of our proposed large-scale complex. The foregoing factors may lead to materially higher costs, delays or the inability to complete our proposed large-scale complex as planned or on commercially reasonable terms or at all. Furthermore, it could take several months or longer for the operating data from the operational SSBF to be sufficiently calibrated and reliable to provide reasonable input into the future design, engineering and cost optimization for our large-scale complex, as well as the expected total capital expenditures and ongoing required operating expenditures related thereto. As a result, depending on the timing, nature, quality and specificity of the data we receive from the operational SSBF, we may require significant additional capital before we can progress the development of our proposed large-scale complex. Such additional capital may be needed to fund further detailed engineering work necessary to prepare a feasibility study (if any), including engineering work to define, with a reasonable degree of certainty, the capital expenditures required for our proposed large- scale complex and in particular related to equipment and drilling. We may also need additional capital for continued operation of the SSBF to obtain test and flow data required to complete such detailed engineering work. As a result, we can provide no assurance that we will be able to meet our expected timelines, capital expenditure and costs estimates with respect to our SSBF and large-scale complex and we may need significant additional capital to pursue our operating plans, which capital may not be available to us on commercially reasonable terms or at all. Our inability to obtain any such required additional capital on commercially reasonable terms would have a material adverse impact on our business, operations, liquidity and financial position.

Our inability to timely and successfully complete and operate the SSBF, and our inability to complete further technical and economic studies (including a bankable feasibility study) with respect to Fort Cady, may have a material adverse impact on Fort Cady.

The SSBF is our proposed smaller scale boron facility which is expected to serve as a foundation for future design, engineering, and cost optimization for our large-scale complex at Fort Cady focused on boron and lithium. We believe that the successful completion of the SSBF is an important path to obtaining critical information that will help enable us to optimize the efficiency, output and economic profile of our large-scale complex. Assuming no unexpected delays in construction or supply chain issues, we currently target completing construction of the SSBF around the end of 2022, with production of boric acid expected to commence in 2023. However, there can be no assurance that we will be able to meet that target on time and on budget. Until the SSBF has been successfully completed and is operational, we will not have access to more refined inputs for estimating capital and operational expenditures required to complete further technical and economic studies (such as a bankable feasibility study) with respect to our proposed large-scale complex at Fort Cady. Such further technical and economic studies may be required to assist in determining the economic recoverability of mineral resources for Fort Cady. In addition, our current abbreviated approach to process development provides for both pilot scale and large-scale process design for Fort Cady to be undertaken in parallel. This approach has a higher risk of requiring re-work of certain parts, which could lead to potential delays and increased design costs. An abbreviated process development approach may also lead to technical risk, and higher capital and operating expenditures. We cannot assure you that the SSBF, and subsequently our proposed large-scale complex at Fort Cady, will be completed on schedule, within budget or at all, or achieve an adequate return on investment. We are also a newly formed company which makes it more difficult for you to evaluate our track record of meeting various milestones or target completion deadlines.

Our inability to timely and successfully complete and operate the SSBF may delay or prevent the completion of further technical and economic studies (including any bankable feasibility study). Our ability to complete further technical and economic studies (including any bankable feasibility study) could materially and adversely impact our ability to secure additional funding and thereby delay or otherwise have a material adverse impact on Fort Cady. For example, a successfully completed and operating SSBF is required to complete further technical and economic studies (such as a bankable feasibility study), including studies complying with the relevant Regulation S-K 1300 requirements to present reserves and otherwise determine commercial viability of Fort Cady.

We have begun working on further technical and economic analysis of Fort Cady. This continued technical and economic analysis is subject to change and may lead to a separate technical study, an update to our Initial Assessment Report or a more comprehensive study (such as a bankable feasibility study). However, we currently cannot assure you of the form and scope of this continued technical and economic analysis, and we may conclude that the completion of any such further studies (including a bankable feasibility study) may not be commercially reasonable, necessary or possible at all.

Even if such further technical and economic studies (including a bankable feasibility study) are completed on time, there is no guarantee that they will produce favorable outcomes. If the outcomes are not favorable, we may be unable to extrapolate a Regulation S-K 1300 compliant Indicated or Inferred Mineral Resource to a Regulation S-K 1300 Probable or Proven Mineral Reserve and to demonstrate commercial viability. Additional exploration may be required which would require significant additional investments and financing. Even with further exploration, there is no assurance that Fort Cady will result in a profitable commercial mining operation. Any such further study (including a bankable feasibility study) may also indicate that substantial additional financing will be required to complete Fort Cady. We cannot give any assurance that we will be successful in completing any such financing or that such financing will be available to us if and when required or on satisfactory terms, or at all.

We may not be able to compete the SSBF on our current targeted timeline which would impact the successful construction of our proposed large-scale complex and potential for initial commercial production targeted in 2025.

We are currently targeting completion of construction of the SSBF around the end of 2022. There can be no assurance that we will be able to meet that target on time, on budget, or at all. Our inability to successfully complete the SSBF on this schedule will impact our ability to determine the economic recoverability of mineral resources at Fort Cady and will delay any future design, engineering, and cost optimization for our proposed large-scale complex. Delays will impact our ability to successfully begin initial commercial production targeted in 2025, which could have a further material adverse impact on our business and financial condition.

We have invested and plan to continue to invest significant amounts of capital in Fort Cady on exploration and development activities, which involve many uncertainties and future operating risks that could prevent us from realizing profits.

In total, we have spent in excess of $62 million on Fort Cady thus far, including resource drilling, metallurgical test works, well injection tests, permitting activities and pilot-scale test works. For the nine months ended March 31, 2022, our capital expenditures were $4.6 million, of which $3.3 million was related to construction in progress.

Our business is capital intensive. Specifically, the exploration and recovery of boric acid and lithium, the mining costs, the maintenance of machinery and equipment, and the compliance with applicable laws and regulations, each require substantial capital expenditures. We plan to continue to invest significant capital over the next several years on the development of Fort Cady to bring it into production and will have to continue to invest capital to maintain or increase the amount of mineral resources we hold and our rates of production once commercialization of Fort Cady has occurred. Mining exploration is highly speculative in nature, involves many risks and is frequently unsuccessful. Development and production activities may involve many uncertainties and operating risks that could prevent us from realizing profits, putting pressure on our balance sheet and credit rating. Unforeseen issues, including increasing the required amount of capital expenditure necessary to bring Fort Cady into production, the impact of volatile boric acid and its derivatives, lithium carbonate, HCl, SOP and gypsum prices, our ability to enter into supply contracts with buyers, and obstacles or complexities that could arise in the environmental or permitting process may cause us not to proceed with any one or a combination of these activities. Moreover, once mineralization is discovered, it may take a number of years from the initial phases of drilling before production is possible, during which time the economic feasibility of production may change. Our target of reaching initial commercial production in 2025 is dependent on a number of factors and assumptions, including timely and successful construction and operation of the SSBF and obtaining the requisite funding for, and the successful construction of, our proposed large-scale complex. There can be no assurance that we will be able to meet that target on time, on budget, or at all due to many factors including our limited experience in successful construction of similar projects, the complexity of the project, supply chain issues, higher costs, construction delays, cost overruns, planned and unplanned shutdowns, turnarounds, outages and other delays and interruptions. If and when production begins, no assurance can be given that we will be able to maintain our production levels or generate sufficient cash flow, capitalize a sufficient amount of our net profit or have access to sufficient equity investments, bank loan or other debt financing alternatives to fund our capital expenditure at a level necessary to continue our exploration and exploitation activities. In addition, we cannot assure you that existing or future projects, if approved and executed, will be completed on schedule, within budget or achieve an adequate return on investment.

The amounts and timing of expenditures will depend on the progress of ongoing development, the results of consultants’ analyses and recommendations, the rate at which operating losses are incurred, and other factors, many of which are beyond our control. Whether the mineral deposits we have discovered will be successfully extracted depends on a number of factors, which include, without limitation, the particular attributes of the deposit, prices for the minerals and the volatility of their respective markets, and governmental regulations. If we cannot complete development activities and commence and maintain mining operations, we may never generate revenues and will never become profitable.

Fort Cady may be delayed, more costly than anticipated or unsuccessful for many reasons, including declines in boric acid and its derivatives, lithium carbonate, HCl, SOP and gypsum prices, cost overruns, project implementation schedule slippage, shortages of or delays in the delivery of equipment or purpose-built components from suppliers, escalation in capital costs estimates, mechanical or technical difficulties, increases in operating costs structures, possible shortages of construction or other personnel, other labor shortages or industrial action, pandemic or localized epidemic, environmental occurrences during construction that result in a failure to comply with environmental regulations or conditions on development, or delays and higher-than- expected costs, unanticipated natural disasters, accidents, miscalculations, unanticipated financial events, political or other opposition, litigation, acts of terrorism, operational difficulties or other events associated with such construction that may result in the delay, suspension or termination of Fort Cady, resulting in further costs, the total or partial loss of our investment and a material adverse effect on our results of operations, financial performance and prospects.

We have no history of mineral production and we may not be able to successfully achieve our business strategies, including our downstream processing ambitions.

We are an exploration stage company and we have no history of mining or refining mineral products from our properties. As such, any future revenues and profits are uncertain. There can be no assurance that Fort Cady will successfully reach production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to further technical and economic studies, permitting requirements and construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations. There is no certainty that we will generate revenue from any source, operate profitably or provide a return on investment in the future.

A key element of our long-term business strategy is to develop high-performance, boron specialty and advanced materials that support downstream applications in the areas of clean energy infrastructure, electric transportation, and high-grade fertilizers among other end uses. To implement this strategy successfully, we may need to license certain intellectual property related to these downstream processes and/or develop the ability, or collaborate with, purchase or form a joint venture with, commercial partners.

In addition, other licenses that may be necessary for some of these downstream processing steps have not yet been obtained. Any failure to establish or maintain collaborative, joint venture or licensing arrangements for the production of boron or lithium specialty products on favorable terms could adversely affect our business and prospects.

In addition, substantial additional capital will be required to develop and support potential downstream processing capabilities at Fort Cady. The economic viability of the production of boron advanced materials at Fort Cady will be dependent on a number of factors beyond the scope of our control, including the market demand for and competitive landscape of the boron advanced materials that we hope to produce. We cannot assure you that our downstream processing ambitions will operate profitably or provide a return on investment in the future.

We may be unable to develop or acquire certain intellectual property required to implement our business strategy successfully.

A key element of our long-term business strategy is to develop high-performance, boron specialty and advanced materials that support downstream applications in the areas of clean energy infrastructure, electric transportation, and high-grade fertilizers among other end uses. To implement this strategy successfully, we may need to license certain intellectual property related to these downstream processes and/or develop to ability, or collaborate with, purchase or form a joint venture with commercial partners. No assurances can be given that we will be able to successfully license any such intellectual property, or that we will be able to do so on favorable terms. If we materially breach the obligations in any future licensing agreements, the licensor typically has the right to terminate the license and we may not be able to market products that are covered by the license, which could adversely affect our competitive business position and harm our business prospects. In addition, any claims brought against us by any future licensors could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations.

Other licenses that may be necessary for some of our proposed downstream processing steps have not yet been obtained. Any failure to establish or maintain collaborative, joint venture or licensing arrangements for the production of boron or lithium specialty products on favorable terms could adversely affect our business and prospects.

Third parties may claim that we infringe on their proprietary intellectual property rights, and resulting litigation may be costly, result in diversion of management’s time and efforts, require us to pay damages or prevent us from marketing our future products.

Our commercial success will depend in part on not infringing, misappropriating or violating the intellectual property rights of others. From time to time, we may be subject to legal proceedings and claims, including claims of alleged infringement of trademarks, copyrights, patents and other intellectual property rights held by third parties. In the future, third parties may sue us for alleged infringement of their proprietary or intellectual property rights. We may not be aware of whether our products do or will infringe existing or future patents or the intellectual property rights of others. Any litigation in this regard, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources as well as harm to our brand, any of which could adversely affect our business, financial condition and results of operations. If the party claiming infringement were to prevail, we could be forced to discontinue the use of the related technology or design and/or pay significant damages unless we enter into royalty or licensing arrangements with the prevailing party or are able to redesign our products or processes to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our products or processes in a way that would not infringe the intellectual property rights of others. In addition, any payments we are required to make and any injunction we are required to comply with as a result of such infringement could harm our reputation and financial results.

All of our business activities are now in the exploration stage and there can be no assurance that our exploration efforts will result in commercial development.

All of our operations are at the exploration stage and there is no guarantee that any such activity will result in commercial production. Limited drilling has been conducted at Fort Cady to date, which makes the extrapolation of a Regulation S-K 1300 compliant Indicated or Inferred resource to a Regulation S-K 1300 compliant Probable or Proven Mineral Reserve and to demonstrate commercial viability impossible without further drilling and engineering. We intend to engage in additional exploratory drilling and engineering upon completion of the SSBF, but we can provide no assurance of future success from our planned additional drilling program and engineering. The exploration for boron and lithium involves significant risks which even a combination of careful evaluation, experience and knowledge cannot eliminate. While the discovery of these minerals may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish Proven Mineral Reserves, to develop processes and to construct mining and processing facilities at a particular site, including at Fort Cady. It is impossible to ensure that the exploration programs planned by us or any future development programs will result in a profitable commercial mining operation. There is no assurance that our mineral exploration activities will result in any discoveries of commercial quantities of boron or lithium, or any other materials. There is also no assurance that, even if commercial quantities of ore are discovered, any mineral property will be brought into commercial production. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure, the run of mine solution produced, engineering of the plant and process to produce a commercial product, prices of minerals and the volatility of their respective markets; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. These factors and others are beyond our control, and the effects of these factors cannot be accurately predicted. Our long-term profitability will be in part related to the cost and success of our proposed exploration programs and any subsequent development programs at Fort Cady and elsewhere.

We are an exploration stage company with no known Proven or Probable Mineral Reserves, our estimates of resources and mineralized material are inherently uncertain and subject to change, and the volume and grade of ore actually recovered may vary from our estimates.

We are an exploration stage company, with no Proven or Probable Mineral Reserves. There can be no assurance that the Fort Cady deposit contains Proven or Probable Mineral Reserves as defined by SEC Regulation S-K 1300, or that even if such reserves are found, that we will be successful in economically recovering them. Investors should not assume that the mineral resource estimates described in the Initial Assessment Report will ever be extracted. Few properties which are explored are ultimately developed into producing mines. Major expenses may be required to locate and establish Proven or Probable Mineral Reserves, to develop processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration programs planned by us or any future development programs will result in a profitable commercial mining operation. There is no assurance that our mineral exploration activities will result in any discoveries of commercial quantities of borates or lithium. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Inferred Mineral Resources are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as Probable or Proven Mineral Reserves. Furthermore, development projects such as ours have no operating history upon which to base estimates of Proven or Probable Mineral Reserves and estimates of future cash operating costs. Such estimates are, to a large extent, based upon the interpretation of reserves and estimates of future cash operating costs as well as the interpretation of geological data obtained from drill holes and other sampling techniques, and technical and economic studies (including feasibility studies) that derive estimates of cash operating costs based upon anticipated tonnage and grades of minerals to be mined and processed estimates of cash operating costs based upon anticipated tonnage and grades of minerals to be mined and processed, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. In addition, mineral resource estimates prepared by different reserve professionals based upon the analysis of the same geologic data may vary significantly from each other based upon the inherent subjective judgments included in such estimates. As a result, actual cash operating costs and economic returns based upon development of resources may differ significantly from those originally estimated. Moreover, significant decreases in actual or expected prices may mean Proven or Probable Mineral Reserves, if and when established, will be uneconomical to mine.

The Fort Cady deposit has had a significant amount of prior drilling and is the subject of at least three separate historic mineral resource estimates. None of the prior mineral resource estimates were Regulation S-K 1300 compliant. The Initial Assessment Report prepared by Millcreek in October 2021 and subsequently updated in February 2022 confirmed an estimated combined 97.55 million tons of Measured Mineral Resource plus Indicated Mineral Resource at Fort Cady, with a grade of 6.53% for boron oxide and 324 parts per million for lithium as of October 2021. At this time, the Initial Assessment Report does not include any known Proven or Probable Mineral Reserves and there are no other Regulation S-K 1300 compliant studies, including any bankable feasibility study. Additional time and expenditures are required to potentially establish Probable or Proven Mineral Reserves sufficient to commercially mine and to construct, complete and install mining and processing facilities in those properties that are actually mined and developed. Any expenditures that we may make in the exploration of any mineral property or the development of any boron advanced materials may not result in the discovery of any commercially exploitable mineral deposits or such boron advanced materials.

The mineral resource estimates stated in the Initial Assessment Report represent the amount of boron oxide and lithium that the “Qualified Person” ((or QP), as such term is defined by Regulation S-K 1300) in that report estimated, at October 2021, could be economically and legally extracted or produced at the time of the mineral resource determination. There can be no assurance that our disclosed mineral resource estimates will be recovered and any material reductions in the quantity of mineral resources or the related grades or increase cost of production could have a material adverse effect on our business, financial condition or prospects. Estimates of resources and reserves are subject to considerable uncertainty, and the estimation of mineral resources is a subjective process. Such estimates are expressions of judgement based on knowledge, experience and industry practice at the time of the estimation and will be, to a large extent, based on the interpretations, which may be imprecise or which may later prove to be inaccurate, of geologic data obtained from drill holes and other exploration techniques and which may not necessarily be indicative of future results. Estimates made at a given time may change significantly in the future when new information becomes available. We expect that our estimates of resources will change to reflect such updated information. Resource estimates may be revised upward or downward based on the results of current and future drilling, testing or production levels, significantly lower borate or lithium prices as a result of a decrease in commodity prices, increases in operating costs, reductions in metallurgical recovery or other modifying factors, and this could result in material write-downs of our investment in mining properties, goodwill and increased amortization, reclamation and closure charges. Such revisions may also render previously disclosed estimates of mineral resources uneconomical. We cannot assure that any particular level of recovery of borates or other minerals from discovered mineralization will in fact be commercially realized. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time which a combination of careful evaluation, experience and knowledge of management may not eliminate.

Mineral tenure to Fort Cady is through a combination of federal mining claims, a mineral lease and private fee simple lands. Our subsidiary 5E Boron Americas entered into a mineral lease agreement with Elementis Specialties plc (“Elementis”) in 2011 relating to a group of unpatented mining claims covering approximately 1,520 acres included in the Fort Cady site. Our mineral resource estimate includes some land which is the subject of this mineral lease agreement, which currently expires on March 31, 2023. The loss of access to the mineral claims or right to use the land on which our projects are or will be located and leased from Elementis could have a material adverse effect on our ability to develop Fort Cady on an economically viable basis. While we have in the past been able to negotiate extensions of this mineral lease agreement, no assurance can be given that we will be successful in doing so going forward.

We are engaged in the business of exploring and developing mineral properties with the intention of locating economic deposits of minerals. Our property interests are at the pre-production stage. Accordingly, it is unlikely that we will realize profits in the short term, and we cannot assure you that we will realize profits in the medium to long term. Any profitability from our business in the future will be dependent upon development of an economic deposit of minerals and further exploration and development of other economic deposits of minerals, each of which is subject to numerous risks that are outside of our control.

Producers use feasibility studies for undeveloped ore bodies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of minerals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. We cannot assure you that we will complete any such feasibility study. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Further, it may take many years to commence production, during which time, the economic feasibility of production may change.

In addition, pre-production projects like Fort Cady have no operating history upon which to base estimates of future operating costs and capital requirements. Exploration project items, such as any future estimates of reserves, mineral recoveries or cash operating costs will to a large extent be based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, and future feasibility studies (if any). We cannot assure you that we will complete any such feasibility study. Actual operating costs and economic returns of any and all exploration projects may materially differ from the costs and returns estimated, and accordingly our financial condition, future results of operations, and cash flows may be negatively affected.

Estimates relating to the development of Fort Cady and mine plan are uncertain and we may incur higher costs and lower economic returns than estimated.

Mine development projects such as Fort Cady typically require a number of years and significant expenditures during the development phase before production is possible. These projects could experience unexpected problems and delays during development, construction and mine start-up. Our decisions concerning the development of the Fort Cady deposit have been based on the results of multiple studies performed under the JORC Code and our Initial Assessment Report, which have estimated the anticipated economic returns of the Project. The actual profitability or economic feasibility of Fort Cady may differ from our estimates as a result of any of the following risks normally encountered in the mining industry, such as:

•	changes in tonnage, grades and metallurgical characteristics of ore to be mined and processed;

•	changes in input commodity and labor costs;

•	the quality of the data on which engineering assumptions are made;

•	adverse geotechnical conditions;

•	availability of adequate and skilled labor force, adequate machinery and equipment;

•	availability, supply and cost of water and power;

•	fluctuations in inflation;

•	availability and terms of financing;

•	delays in obtaining environmental or other government permits or approvals or changes in the laws and regulations related to project development or operations;

•	changes in tax laws, the laws and/or regulations around royalties and other taxes due to the local, state and federal governments and any royalty agreements;

•	weather or severe climate impacts, including, without limitation, prolonged or unexpected precipitation, drought, forest fires and/or sub-zero temperatures;

•	accidental fires, floods, earthquakes or other natural disasters;

•	controlling water and other similar mining hazards;

•	liability for pollution, other environmental damage, or harm to plants or animals, including endangered or protected species;

•	potential delays and restrictions in connection with health and safety issues, including pandemics (such as COVID-19) and other infectious diseases;

•	potential delays relating to social and community issues, including, without limitation, issues resulting in labor disputes, protests, road blockages or work stoppages;

•	uncertainties regarding our ability to successfully implement downstream processing and reach full revenue potential;

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potential challenges to mining activities or to permits or other approvals or delays in development and construction based on claims of disturbance of cultural resources or the inability to secure consent for such disturbance; and

•	other known and unknown risks involved in the conduct of exploration, development and the operation of mines.

Any one of the aforementioned risks may cause substantial delays to Fort Cady and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability. In addition, the nature of some of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. As many of the risks described above are also risks against which we cannot insure or against which we may elect not to insure, we are not fully insured against all potential risk incident to our business. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations could be substantial. As a result of market conditions, certain insurance may become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our business, results of operations, financial condition and liquidity.

We depend on a single mining project.

Fort Cady accounts for all of our mineral resources and the current potential for the future generation of revenue. Any adverse development affecting Fort Cady will have a material adverse effect on our business, prospects, profitability, financial performance and results of operations. These developments include, but are not limited to, the inability to obtain necessary permits or financing to develop Fort Cady, changes in technical parameters of project development, changes in costs or anticipated costs which may make it uneconomic to develop and/or operate Fort

Cady, unusual and unexpected geologic formations, seismic activity, rock bursts, flooding, drought, and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, property, and which could hinder the development and future operation of Fort Cady. If Fort Cady is completed to management’s contemplated target production capacity of up to 500,000 tons per year of boric acid, it may exceed the limits of our existing permits, which would require us to seek modifications to the permits. There can be no assurance that we could obtain any required permit modifications. Based on the February 2022 mineral resource estimate in the Initial Assessment Report and assuming we reach economically viable production, Fort Cady, by its nature, will have a defined production life (the period during which extraction will remain viable). Ultimately we will be required to replace and expand our resources and any established reserves if we are to maintain operating revenues. In the absence of additional mineral projects, we will be solely dependent on Fort Cady for our revenue and profits, if any. Our ability to maintain or increase our annual production will be dependent, in significant part, on our ability to expand Fort Cady, bring new projects into production and to complete acquisitions.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our proposed operating activities.

Our long-term success, including the recoverability of the carrying values of our assets, our ability to acquire and develop additional projects, and continuing with the exploration, development and commissioning and operating activities of Fort Cady will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our operations by establishing ore bodies that contain commercially recoverable borates, lithium, and other minerals and to develop these into profitable operating activities. The economic viability of our future operating activities has many risks and uncertainties including, but not limited to:

•	a significant, prolonged decrease in the market price of borates, lithium, and other minerals;

•	difficulty in marketing and/or selling borates, lithium, and other minerals;

•	significantly higher than expected capital costs to construct Fort Cady;

•	significantly higher than expected extraction costs;

•	significantly lower than expected borates, lithium, and other minerals extraction;

•	significant delays, reductions or stoppages of borates, lithium, and other minerals extraction activities;

•	the introduction of significantly more stringent regulation affecting our activities; and

•	global political, economic and market conditions, including political disturbances, war, terrorist attacks and changes in global trade policies.

Our future operating activities may change as a result of any one or more of these risks and uncertainties, and we cannot assure you that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

Our growth depends upon the continued growth in demand for end use and future facing applications that require borates, lithium, and related minerals and compounds we expect to produce.

Our growth is dependent upon the continued adoption and demand by consumers of end use applications, such as solar and wind energy infrastructure, neodymium-ferro-boron magnets, and lithium-ion batteries, and future facing applications, including the semi-conductor, aerospace, military, and automotive markets, which require borates, lithium, and related minerals and compounds we expect to produce. If the market for such applications does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and results of operations will be affected. The market for such end use applications is relatively new, rapidly evolving, and could be affected by numerous external factors such as:

•	government regulations;

•	tax and economic incentives;

•	rates of consumer adoption; and

•	competition.

Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

Lithium and its derivatives are preferred raw materials for certain industrial applications, such as rechargeable batteries. For example, current and future high energy density batteries for use in electric vehicles will rely on lithium compounds as a critical input. The pace of advances in current battery technologies, development and adoption of new battery technologies that rely on inputs other than lithium compounds or a delay in the development and adoption of future high nickel battery technologies that utilize lithium hydroxide could significantly and adversely impact our prospects and future revenues. Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging and less expensive, some of which could be less reliant on lithium hydroxide or other lithium compounds. Some of these technologies, such as commercialized battery technologies that use no, or significantly less, lithium compounds, could be successful and could adversely affect demand for lithium batteries in personal electronics, electric and hybrid vehicles and other applications. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. In addition, alternatives to industrial applications dependent on lithium compounds may become more economically attractive as global commodity prices shift. Any of these events could adversely affect demand for and market prices of lithium, thereby resulting in a material adverse effect on the economic feasibility of extracting any mineralization we discover at our properties and reducing or eliminating any reserves we may identify in the future.

Our growth depends upon the continued growth in demand for electric vehicles with high performance lithium compounds.

Our growth is dependent upon the continued adoption of electric vehicles by consumers. If the market for electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and future results of operations will be adversely affected. The market for electric vehicles is relatively new, rapidly evolving, and could be affected by numerous external factors, such as:

•	government regulations and automakers’ responses to those regulations;

•	tax and economic incentives;

•	rates of consumer adoption, which is driven in part by perceptions about electric vehicle features (including range per charge), quality, safety, performance, cost and charging infrastructure;

•	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles, and high fuel-economy internal combustion engine vehicles;

•	volatility in the cost of battery materials, oil and gasoline;

•	rates of customer adoption of higher performance lithium compounds; and

•	rates of development and adoption of next generation high nickel battery technologies.

Our long-term success will depend on our ability to enter into and deliver product under supply agreements.

Because we have not yet begun production of mineral products, we currently do not have any binding supply agreements with any customers. We may encounter difficulty entering into or maintaining supply agreements for our products, may fail to deliver required minimum amounts required by such agreements or may experience production costs in excess of the fixed price to be paid to us under such agreements.

In May 2021, we announced the entry into a non-binding letter of intent with Compass Minerals America Inc. (“Compass Minerals”), a subsidiary of NYSE-listed Compass Minerals, Inc., to progress negotiations with respect to Compass Minerals taking responsibility for the sales and marketing of SOP from our operations.

In September 2021, we announced the entry into a non-binding letter of intent with Borman Specialty Materials. Under the terms of the letter of intent, we agreed to work together towards a binding agreement for the supply of boric acid and other boron specialty and advanced materials, which will be used to manufacture products with critical applications for future global markets, including the semi-conductor, life sciences, aerospace, military and automotive markets.

In May 2022, we also announced the entry into a non-binding letter of intent with Rose Mill. Under the terms of the letter of intent, we agreed to work together on supplying advanced materials that focus on industrial and military applications.

In June 2022, we signed a non-binding letter of intent with Corning Incorporated for the supply of boron and lithium materials, technical collaboration to develop advanced materials and potential financial accommodations in support of a commercial agreement.

We cannot assure you that the conditions to the closing of any of these non-binding agreements, which have not yet been completed, will be satisfied or, as applicable, waived or that the non-binding agreements will be finalized at all. Likewise, non-binding agreements that have not yet been completed may be completed on terms that differ, perhaps substantially, from those described herein. If the closing conditions are not satisfied or waived on a timely basis, or if another event occurs delaying, preventing or terminating these non-binding agreements, or if we are otherwise unable to enter into binding product and supply agreements, such delay, failure or termination of the non-binding agreements, or inability to enter into binding product and supply agreements, could cause uncertainty or other negative consequences that may materially and adversely affect our business, financial performance and operating results.

Our business, results of operations and financial condition may be materially and adversely affected if we are unable to enter into similar agreements with other parties, are unable to mutually agree to matters required by the non-binding agreements with Compass Minerals, Borman Specialty Materials, Rose Mill, and Corning are unable to deliver the product required by such agreements, if we are otherwise unable to enter into binding product and supply agreements, or if we experience costs in excess of the price set forth in such agreements.

If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, including its current size, growth trajectory, and the underlying factors that may drive future growth in overall market size, particularly for boron where there is limited third party published research and market forecasting, our future growth rate may be adversely affected, and the potential growth of our business may be limited.

Our estimate of the annual total addressable market for our proposed products is based on a number of internal and third-party estimates, which are based on a number of factors, including, without limitation, historical and current global demand and pricing, the number and geographic location of global and regional suppliers and their current capacity capabilities, and the growing number of end-use applications and demand for such applications. Market estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the market in which we compete meets our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. Our market opportunity is also based on the assumption that our existing and future offerings will be more attractive to our customers and potential customers than competing products and services. If these assumptions prove inaccurate, our business, financial condition and results of operations could be adversely affected.

The cost and availability of electricity and natural gas are subject to volatile market conditions.

Mining development projects and operations consume large amounts of raw materials and energy. We rely on third parties for the supply of energy we consume and will consume in our development and mining activities. The prices for and availability of electricity, natural gas, oil and other energy resources are all also subject to worldwide supply and demand, volatile market conditions, often affected by weather conditions, as well as political and economic factors beyond our control. Variations in the cost of raw materials, and of energy, which primarily reflects market prices for oil and natural gas, may significantly affect our operating results from period to period. We must have dependable delivery of energy in order to develop and ultimately operate our facilities. Accordingly, we are at risk in the event of an energy disruption. Prolonged black-outs or brown-outs or disruptions caused by natural disasters, or other means, would substantially disrupt our production. Moreover, we expect much of our finished borate products to be delivered by truck. Unforeseen fluctuations in the price of fuel attributable to fluctuations in crude oil prices would also have a negative impact on our costs or on the costs of many of our future customers. In addition, changes in certain environmental regulations in the U.S., including those that may impose output limitations or higher costs associated with climate change or greenhouse gas emissions legislation, could substantially increase the cost of inputs to our operations, such as energy, to us and other borate producers.

Uncertain global economic conditions could have a material adverse effect on our business, financial condition, results of operations or prospects, including the pricing of our products.

Our financial results are tied to global economic conditions and their impact on levels of consumer confidence and consumer spending. Global consumer markets can be impacted by significant U.S. and international economic downturns, such as the current levels of inflation and the global credit crunch experienced in 2008. Continued high levels of inflation or a return to a recession or a weak recovery, due to factors that include, but are not limited to, disruptions in financial markets in the United States, or elsewhere, federal budget, tax or trade policy issues in the United States, political upheavals, war or unrest economic sanctions against trading nations, and demonetization, could cause us to experience significant cost increases and revenue declines due to deteriorated consumer confidence and spending, and a decrease in the availability of credit or on commercially acceptable terms, which could have a material adverse effect on our business prospects or financial condition.

Our business is also dependent upon certain industries, such as energy, automotive, agriculture, transportation, petrochemical and original equipment manufacturing, and these are also cyclical in nature. Therefore, these industries may experience their own significant fluctuations in demand for our products based on such things as economic conditions, energy prices, consumer demand and infrastructure funding decisions by governments. Many of these factors are beyond our control. As a result of the volatility in the industries we plan to serve, we may ultimately have difficulty increasing or maintaining our level of sales or profitability. If the industries we serve were to suffer a downturn, then our business may be further adversely affected.

We are subject to anti-bribery, anti-corruption, and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures and legal expenses, which could adversely affect our business, results of operations and financial condition.

The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the U.S. Foreign Corrupt Practices Act, or the FCPA, and other federal statutes and regulations, including those established by the Office of Foreign Assets Control, or OFAC. Under these laws and regulations, as well as other anti-corruption laws, anti-money laundering laws, export control laws, customs laws, sanctions laws and other laws governing our operations, various government agencies may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations would negatively affect our business, financial condition and results of operations.

We are continuing to implement policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants and agents with the FCPA, OFAC restrictions and other export control, anti-corruption, anti-money-laundering and anti-terrorism laws and regulations. We cannot assure you, however, that our policies and procedures are or will be sufficient or that directors, officers, employees, representatives, consultants and agents have not engaged and will not engage in conduct for which we may be held responsible, nor can we assure you that our business partners have not engaged and will not engage in conduct that could materially affect their ability to perform their contractual obligations to us or even result in our being held liable for such conduct. Violations of the FCPA, OFAC restrictions or other export control, anti- corruption, anti-money laundering and anti-terrorism laws or regulations may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

Inadequate infrastructure may constrain our future mining operations, including at Fort Cady.

Any potential commercial production at Fort Cady will depend on adequate infrastructure. In particular, reliable power sources, water supply, transportation and surface facilities are all necessary to develop and operate mines. Failure to adequately meet these infrastructure requirements or changes in the cost of such inputs could affect our ability to develop or commence production at Fort Cady and could have a material adverse effect on our business, financial condition, results of operations, cash flows or prospects.

Title to mineral properties and related water rights is a complex process and we may suffer a material adverse effect in the event the Fort Cady property or other properties that we may acquire are determined to have title deficiencies.

Acquisition of title to mineral properties and related water rights is a very detailed and time-consuming process. Title to, and the area of, mineral properties may be disputed. Although we have obtained a title opinion in respect to our Fort Cady interests, we cannot give any assurance that title to such property will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that we do not have title to the Fort Cady property or lack appropriate water rights could cause us to lose any rights to explore, develop and mine any minerals on that property, without compensation for our prior expenditures relating to such property.

Restrictions on our ability to obtain, recycle and dispose of water may impact our ability to execute our development plans in a timely or cost-effective manner.

Water is an essential component of our planned mining processes. We currently have two water production wells in an aquifer within our permit boundary, but water is limited in the Mojave Desert. If our demand for water were to outpace supply, our ability to perform mining operations could be restricted or made more costly. Along with the risks of other extreme weather events, drought risk, in particular, is likely increased by climate change. If we are unable to obtain sufficient water to use in our operations, we may be unable to economically produce our target minerals, which could have an adverse effect on our financial condition, results of operations and cash flows.

The development, construction and proposed operation of our properties and projects is subject to various environmental and operational regulations, and risks relating to land use restrictions and potential opposition from landowners, environmental groups and other third parties, all of which could adversely affect or prevent our ability to grow.

Our properties and projects are subject to numerous environmental laws, regulations, guidelines, policies and other requirements relating to, among other things, local land use, zoning, building and operational laws and regulations. We may also operate in jurisdictions with little or no land use regulations or programs for installation and operation of our generation and storage projects. Requirements that are in place for mining projects may require conformance with specified generation capacities, sound levels, radar setbacks, as well as restrictions on communications interference, shadow flicker, hazards to aviation or navigation, or other potential nuisances.

Mining projects may experience local opposition in certain markets due to claims based on these alleged nuisances, concerns about land use conversion from agriculture or undeveloped land to mining, or other claims of potential adverse health or environmental impacts, such as misuse of water resources, landscape degradation, land use, food scarcity or price increase. We could experience significant opposition from third parties, including environmental non-governmental organizations, local landowners, neighborhood groups, municipalities and other entities either during the permit application process, including during any public hearings, comment periods or appeal proceedings, or after environmental permits are issued. We could also experience renewed opposition if any permit requires amendment.

Any such opposition may be taken into account by government officials responsible for granting the relevant permits, which could result in the permits being delayed, not being granted or being granted solely on the condition that we carry out certain corrective measures to our proposed projects (including at Fort Cady), which could materially increase our operational costs. In addition, we may become subject to legal proceedings or claims contesting the construction or operation of our projects or permits required thereunder. Any such delays, permit restrictions, legal proceedings or disputes (even if ultimately decided in our favor) could materially delay our ability to complete construction of a project (including at Fort Cady) in a timely manner, or at all, materially increase the costs associated with commencing or continuing such project’s commercial operations or harm our reputation. Any settlement of claims or unfavorable outcomes or developments relating to these proceedings or disputes, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our business, financial condition, results of operations, and reputation.

The mining industry is historically a cyclical industry and market fluctuations in the prices of borates, lithium, and lithium byproducts and other minerals could adversely affect our business.

We may derive revenues from the extraction and sale of borates, lithium and other minerals. The marketability of minerals is affected by numerous factors beyond our control. These factors include government regulations relating to pricing, taxes, royalties, allowable production, imports, exports, prevailing price, price volatility, supply, changes in buyer preferences and demand for borates and other minerals. The prices of such commodities have historically fluctuated, and may in the future fluctuate widely and may be affected by numerous factors beyond our control, including international, economic and political trends, domestic and foreign tax policy, the price of imports of commodities, the cost of exploration, development, production and processing mineral ore, available transportation capacity, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new or improved extraction and production developments and methods, technological changes in the markets for the end products and the overall supply and demand for minerals. The effect of these factors on the price of borates, lithium, and other minerals, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted. Additionally, new production of lithium hydroxide or lithium carbonate from current or new competitors in the lithium markets could adversely affect prices. In recent years, new and existing competitors have made investments to increase the supply of lithium hydroxide and lithium carbonate. Any additional supply (including as a result of such investments) could have an adverse effect on the price of such materials. Only limited information is available with respect to the status of new lithium production capacity expansion projects being developed by current and potential competitors, and, as such, we cannot make accurate projections regarding the future capacities of current and possible new entrants into the market and the dates on which such capacities could become available on the market. If these potential projects are completed in the short term, they could adversely affect market lithium prices, thereby resulting in a material adverse effect on the economic feasibility of extracting any minerals we discover.

Changes in commodity prices would affect our revenues and may reduce the amount of funds available to reinvest in development activities. Reductions in mineral prices not only reduce our revenues and profits but could also reduce the quantities of any reserves that are commercially recoverable. Declining mineral prices may also adversely impact our operations by requiring a review of the commercial feasibility of any of our proposed exploration and development programs. Any such review may indicate a material adverse effect on the economic feasibility of our proposed business.

Fluctuations in the value of the United States dollar relative to other currencies may adversely affect our business.

Fluctuations in the value of the dollar can be expected to affect our business. A strong U.S. dollar would likely result in imported borate and lithium products being comparatively less expensive, potentially resulting in more imports of borate products into the U.S. by our foreign competitors, while a weak U.S. dollar may have the opposite impact on imports.

We face risks relating to mining, exploration, and mine construction, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on boron and lithium prices and whether our exploration-stage properties can be brought into production. Exploration and development of boron and lithium resources are highly speculative in nature, and it is impossible to ensure that the currently proposed and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether it will be economically feasible to extract boron and lithium depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; boron and lithium prices and volatility of the market for each; mining, processing and transportation costs; the willingness of lenders and investors to provide project financing on commercially reasonable or favorable terms; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. The effect of these factors cannot be accurately predicted, but any one or a combination of these factors may result in us receiving an inadequate return on invested capital. In addition, we are subject to the risks normally encountered in the mining industry, such as:

•	the discovery of unusual or unexpected geological formations;

•	accidental fires, floods, earthquakes, severe weather or other natural disasters;

•	unplanned power outages and water shortages;

•	construction delays and higher than expected capital costs due to, among other things, supply chain disruptions, higher transportation costs and inflation;

•	controlling water and other similar mining hazards;

•	explosions and mechanical failure of equipment;

•	operating labor disruptions and labor disputes;

•	the ability to obtain suitable or adequate machinery, equipment or labor;

•	our liability for pollution or other hazards; and

•	other unknown risks involved in the conduct of exploration and operation of mines.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs, which could be associated with any liabilities not covered by insurance or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and potentially our financial viability.

Mineral exploration and development, such as our proposed operations, are subject to extraordinary risks.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. The industrial activities conducted at our facilities present significant risk of serious injury or death to our employees, customers or other visitors to our operations, notwithstanding our safety precautions, including our material compliance with federal, state and local employee health and safety regulations. While we have in place policies and procedures to minimize such risks, we may nevertheless be unable to avoid material liabilities for an injury or death. Our operations will be subject to geological, technical and operating hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. Even though we maintain workers’ compensation insurance and a general liability policy to address the risk of incurring material liabilities for injury or death, there can be no assurance that the insurance coverage will be adequate or will continue to be available on the terms acceptable to us, or at all, which could result in material liabilities for an injury or death. The payment of any liabilities that arise may have a material adverse impact on us.

Our proposed facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars or health epidemics or pandemics.

We may be impacted by natural disasters, wars, health epidemics or pandemics or other events outside of our control. For example, Fort Cady is located in San Bernardino County, California near active faults, which could lead to nearby earthquakes. If major disasters such as earthquakes, wildfires, health epidemics or pandemics, floods, drought, or other events occur, or our information system or communications network breaks down or operates improperly, our ability to achieve or continue operations at Fort Cady may be seriously damaged, or we may have to stop or delay our proposed exploration and development, and eventually production and shipment of our products. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

A shortage of skilled technicians and engineers may further increase our operating costs, which may materially adversely affect our results of operations.

Efficient production of boron and lithium products using modern techniques and equipment requires skilled technicians and engineers. In addition, our efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

A shortage of equipment or disruption in our supply chain could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mineral exploration and, if warranted, development operations. Any shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of potential future production.

Further, we are subject to risk from fluctuating market prices of certain raw materials, including steel, fiberglass reinforced plastic, and bulk chemicals, which are necessary to the construction and maintenance of our assets. The price of these raw materials may be affected by supply restrictions or other market factors (including inflation) from time to time. Some of the components and materials related to our assets are sourced from outside the United States through arrangements with various vendors, and there have been delays in obtaining these components and materials as a result of the COVID-19 pandemic, shipping and transportation constraints, and other supply chain disruptions. Political, social or economic instability in regions where these components and materials are made could cause future disruptions in trade.

Actions in various countries have created uncertainty with respect to tariff impacts on the costs of some of these components and materials. The degree of our exposure is dependent on (among other things) the type of some of these components and materials. Significant price increases for these raw materials could reduce our operating margins, and could harm our business, financial condition, and results of operations.

In particular, bulk chemicals are critical to the operation of our business. These raw materials are in high demand, subject to price fluctuations and of limited availability. If manufacturers are not able to procure enough of these components or procure them in a timely manner, this would have a material adverse effect on the development of our products and in turn, our business, financial conditions and results of operations. Significant price increases for bulk chemicals in particular may have an adverse impact on the economic viability of our proposed development and operating activities.

Disruptions in production at our proposed facilities may have a material adverse impact on our business, results of operations and/or financial condition.

Manufacturing facilities in our industry are subject to planned and unplanned production shutdowns, turnarounds, outages and other disruptions. Any serious disruption at our proposed facilities could impair our ability to use our facilities and have a material adverse impact on any future revenues and increase our costs and expenses. Long- term production disruptions may allow competitors to be sought for alternative supply which could further adversely affect our profitability or delay or keep us from reaching commercial development at all.

Unplanned production disruptions may occur for external reasons including natural disasters, weather, disease, strikes, transportation interruption, government regulation, political unrest or terrorism, or internal reasons, such as fire, unplanned maintenance or other manufacturing problems. We may experience delays in construction, equipment procurement, or in completing our SSBF or our proposed large-scale complex on time. Any such production disruption could have a material impact on our proposed operations, operating results and financial condition.

Failure by our vendors or our component or raw material suppliers to use legal or ethical business practices and comply with applicable laws and regulations may adversely affect our proposed business.

We do not control our vendors or suppliers or their business partners. Accordingly, we cannot guarantee that they follow legal or ethical business practices, such as fair wage practices and compliance with environmental safety and other local laws. A lack of demonstrated compliance could lead us to seek alternative manufacturers or suppliers, which could increase our costs and result in delayed delivery of components and raw materials, or other disruptions of our operations. Violation of labor or other laws by our manufacturers or suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the U.S. or other markets in which we do and expect to do business could also attract negative publicity for us and harm our proposed business.

Competition with and new production of borates, lithium, and other minerals from current or new competitors in the market could adversely affect prices and our proposed business.

The mining industry is highly competitive. According to Global Market Insights, as of 2021, there are two major competitors in the borates industry, RTB (as defined below) and Eti Maden. If we are successful in bringing Fort Cady into production, we would be competing with two large competitors in the borates industry, one global mining conglomerate and one state-owned enterprise, both of which we believe are generally well- funded and established. Additionally, the lithium industry is highly competitive, and, according to Woods Mackenzie, as of March 2022, the market was dominated by Albemarle Corporation, Sociedad Quimica y Minera De Chile S.A., Jiangxi Gangfeng Lithium Co. Ltd., Tianqi Lithium Corp., and Livent Corporation, all of which we believe are generally well-funded and established. Competition principally involves sales, supply and labor prices, contractual terms and conditions, attracting and retaining qualified personnel and securing the services and supplies we need for our operations. We cannot guarantee that competition, with these two major competitors for boron and five major competitors for lithium and lithium derivatives as well as with others, will not adversely affect us in the future. For example, lower cost producers of the minerals we mine could be better positioned to manage future volatility through commodity price cycles. Any significant production increases from either of the aforementioned two main borate competitors and major lithium and lithium derivative producers, and others, or the discovery of any additional significant borate or lithium resources could negatively impact prices received for borates or lithium. Furthermore, it is possible that competitors may engage in pricing activities that could result in market price reductions that may materially and adversely impact the economic feasibility of our plans. In addition, mines have limited lives and, as a result, we must periodically seek to replace and expand our mineral resources by acquiring new properties. Significant competition exists to acquire mining concessions, land and related assets.

We expect that our competitors may have well-established relationships with our current and potential suppliers, lenders and customers and have extensive knowledge of our target markets. As a result, these competitors may be able to respond more quickly to evolving industry standards and changing customer requirements than we may be able to. The adoption of more advanced technology could reduce our competitors’ production costs or may result in other efficiencies and, if we do not adopt such technologies, our competitors may have a lower cost structure or greater production efficiency, which may adversely affect our ability to compete.

There is limited information on the status of new production capacity expansion projects being developed by the current and potential competitors and, as such, we cannot make accurate projections regarding the capacities of possible new entrants into the market and the dates on which any new projects could become operational but any significant increase in supply could adversely affect market prices for borates, thereby resulting in a material adverse effect on the economic feasibility of extracting our resources.

Industry consolidation may result in increased competition, which could have a material adverse effect on our proposed business.

Some of our competitors have made or may make acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect industry consolidation to continue and/or increase as demand for critical materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we may have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our proposed business.

We are subject to significant environmental and government regulations and compliance with such regulations requires significant expenditures.

Mining activities in the United States are subject to extensive federal, state, local and foreign laws and regulations governing environmental protection, natural resources, prospecting, development, production, post- closure reclamation, taxes, labor standards and occupational health and safety laws and regulations, including mine safety, toxic substances and other matters. The costs associated with compliance with such laws and regulations are substantial. In addition, changes in such laws and regulations, or more restrictive interpretations of current laws and regulations by governmental authorities, could result in unanticipated capital expenditures, expenses or restrictions on or suspensions of our operations and delays in the development of our properties.

As a current holder of interests in U.S. mineral properties, we may be subject to CERCLA. CERCLA, along with analogous statutes in certain states, imposes strict, joint and several liability on owners and operators of facilities which release hazardous substances into the environment. CERCLA imposes similar liability upon generators and transporters of hazardous substances disposed of at an off-site facility from which a release has occurred or is threatened. Under CERCLA’s strict joint and several liability provisions, we could potentially be liable for all remedial costs associated with property that we currently or previously owned or operated regardless of whether our activities are the actual cause of the release of hazardous substances. Such liability could include the cost of removal or remediation of the release and damages for injury to the natural resources. Releases from such facilities or from any of our current U.S. properties due to past or current activities could form the basis for liability under CERCLA and its analogs. In addition, off-site disposal of hazardous substances, including hazardous mining wastes, may subject us to CERCLA liability. Our current and prior U.S. properties are not, to our knowledge, currently listed or proposed for listing on the National Priority List and we are not aware of pending or threatened CERCLA litigation which names us as a defendant or concerns any of our current or prior U.S. properties or operations. However, we have not conducted a Phase 1 or similar environmental site assessment on our properties and cannot be certain that we are aware of all current or historical operations at or affecting our properties that could involve contamination. We cannot predict the potential for future CERCLA liability with respect to our U.S. properties, nor can we predict the potential impact or future direction of CERCLA litigation in the area surrounding our current and prior properties.

Environmental regulations, including climate change related regulations, mandate, among other things, the maintenance of air and water quality standards, land development and land reclamation, and set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Enhanced public and private focus on climate change, greenhouse effects and proposed or contemplated laws and regulations relating to carbon emissions may impact aspects of our development plans or our future production. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current activities or in connection with our prior operating activities, we may incur environmental costs that could have a material adverse effect on financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

We may also incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations, for violations arising under these laws and regulations or permit requirements. If we violate environmental, health and safety laws or regulations, in addition to being required to correct such violations, we can be held liable in administrative, civil or criminal proceedings for substantial fines and other sanctions could be imposed that could disrupt or limit our operations. Liabilities associated with the investigation and clean-up of hazardous substances, as well as personal injury, property damages or natural resource damages arising from the release of, or exposure to, such hazardous substances, may be imposed without regard to violations of laws or regulations or other fault, and may also be imposed jointly and severally.

We may in the future be subject to claims by third parties or employees relating to exposure to hazardous materials and the associated liabilities may be material.

Any failure to ensure on-going compliance with current and future laws and government regulations, including environment, workplace health and safety, tax and accounting laws, rules and regulations as well as stock exchange listing rules could have a material adverse effect on our future financial condition and prospects.

We may face increased costs and be subject to liability resulting from the generation and disposal of certain wastes, including hazardous wastes, in the course of Fort Cady’s development and/or other future operations.

Our business is subject to stringent and complex laws and regulations relating to the generation, use, handling, storage, recycling, disposal and exposure to solid and hazardous wastes. These laws are frequently subject to change. In the course of our operations, we may generate solid or certain hazardous wastes through the disposal of other materials utilized in our development activities or our future operations. In addition, environmental laws can result in the imposition of liability in connection with end-of-life system disposal.

We own and lease real property and may be subject to requirements regarding the storage, use and disposal of hazardous substances, including spill prevention, control and counter-measure requirements. If our owned or leased properties are contaminated, whether during or prior to our ownership or operation, we could be responsible for the costs of investigation and cleanup and for any related liabilities, including claims for damage to property, persons or natural resources. That responsibility may arise even if we were not at fault and did not cause or were not aware of the contamination. The costs of compliance with laws relating to the management and disposal of solid and hazardous wastes or the remediation of any contamination to which we are or may be responsible, and any changes to our operations mandated by new or amended laws, may be significant. Failure to comply with such laws and regulations could result in significant expenses, delays or fines, which in turn could have a material adverse effect on our results of operations and financial position.

Land reclamation requirements may be burdensome on our financial position.

Land reclamation requirements are generally imposed on companies with mining operations or mineral exploration companies in order to minimize long term effects of land disturbance. We are required to mitigate long-term environmental impacts at Fort Cady by stabilizing, contouring, re-sloping, and revegetating various portions of the site after well-field and processing operations are completed. In addition, we are responsible for plugging and abandoning all injection recovery, water monitoring, and exploration drilling holes. In undertaking these reclamation activities, we must meet comprehensive environmental protection and reclamation standards. Any failure to meet such standards may subject us to fines, penalties, or other sanctions. In addition, in order to carry out reclamation obligations imposed on us in connection with exploration, potential development and production activities, we must allocate financial resources that might otherwise be spent on exploration and development programs. We currently have reclamation obligations and have arranged and pledged certificates of deposits for reclamation. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

The physical consequences of climate change could have a material adverse effect on our properties and proposed business activities.

Climate change may increase the frequency or intensity of adverse weather conditions, such as tropical storms, wildfires, droughts, floods, hurricanes, tornadoes, extreme temperatures or ice storms and may have the long- term effect of changing weather patterns in ways that are difficult to anticipate, which may result in damage or destruction to our assets or to third party assets on which we rely, affect the availability of water for our facilities, or otherwise require us to incur costs, or elicit changes in applicable regulations in the jurisdictions in which we operate, which may result in, among other impacts, increased compliance costs, reduced revenues, restrictions on our proposed operations, and difficulties in obtaining or maintaining permits, licenses or authorizations required for our proposed business. Any such disruption may prevent us from continuing to develop Fort Cady and any other of our properties, or, if and when completed, operating in the normal course.

Certain of our operations are dependent on particular meteorological conditions. Climate change may have a long-term and permanent effect on meteorological patterns, including the frequency or intensity of wind, precipitation, or change in temperatures at Fort Cady and any other of our properties. Furthermore, components of our systems could be damaged by severe weather, such as wildfires, hailstorms, tornadoes, hurricanes, flooding, drought, high or low temperatures or other weather conditions. Replacement and spare parts for key components may be difficult or costly to acquire or may be unavailable. Unfavorable weather and atmospheric conditions could impair the effectiveness of our assets or reduce their output beneath their estimated or engineered capacity or require shutdown of key equipment, impeding future operation of our assets.

Increasing concentration of greenhouse gases in the Earth’s atmosphere are contributing to climate changes that are having significant physical effects, such as increased frequency and severity of storms, droughts, fires, floods and other climatic events. If any such effects were to occur in the regions in which we explore, develop and operate, they could adversely affect or delay such activities and may otherwise cause us to incur significant costs in preparing for or responding to those effects.

New climate-related disclosure obligations in proposed SEC rule amendments could have uncertain impacts on our business, impose additional reporting obligations on us, and increase our costs.

In March 2022, the SEC proposed rule amendments that would provide a framework for the reporting of climate- related risks and create a wide range of new climate-related disclosure obligations for all registrants, including us. The proposed rules would require us to include certain climate-related information in registration statements and annual reports, including (i) climate-related risks and their actual or likely material impacts on our business, strategy, and outlook; (ii) our governance of climate-related risks and relevant risk management processes; (iii) information on our greenhouse gas emissions; (iv) certain climate-related financial statement metrics and related disclosures in a note to our audited financial statements; and (v) information about our climate-related targets, goals, and transition plans.

The proposed rules remain open to public comment and may be subject to challenges and litigation. Thus, the ultimate scope and impact of the proposed rules on our business remain uncertain. To the extent new rules, if finalized, impose additional reporting obligations on us, we could face substantial increased costs. Separately, the SEC has also announced that it is scrutinizing climate-change related disclosures in public filings, increasing the potential for enforcement if the SEC were to allege that our existing climate disclosures are misleading or deficient.

We are required to obtain, maintain, and renew governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

We are required to obtain, maintain and renew governmental permits for our development activities and, prior to mining any mineralization, we will be required to modify or obtain new governmental permits for our proposed operations. Certain of our land titles are subject to royalty payments that are either currently payable or may be payable in the future (subject to negotiation with the State of California). Obtaining, maintaining, and renewing governmental permits is a complex and time-consuming process. The timeliness and success of permitting efforts are contingent upon many variables, not all of which are within our control, including the interpretation of permit approval requirements administered by the applicable permitting authority. We may not be able to obtain, maintain, or renew permits that are necessary to our planned operations or the cost and time required to obtain, maintain, or renew such permits may exceed our expectations. Any unexpected delays or costs associated with the permitting process could delay the development or operation of our properties, which in turn could materially adversely affect our future revenues and profitability. In addition, key permits and approvals may be revoked or suspended or may be changed in a manner that adversely affects our activities.

Private parties, such as environmental activists, frequently attempt to intervene in the permitting process and to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. Obtaining the necessary governmental permits involves numerous jurisdictions, public hearings and possibly costly undertakings. These third-party actions can materially increase the costs and cause delays in the permitting process and could potentially cause us to not proceed with the development or operation of our properties. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Lawsuits may be filed against us or arbitration proceedings may be commenced and an adverse ruling in any such lawsuit or arbitration may adversely affect our business, or financial condition.

In the ordinary course of our business, we may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions, including arbitration proceedings, relating to personal injuries, workers’ compensation, employment discrimination, property damage, property taxes, land rights, the environment, damages related to breaches of privacy or data security, and contract disputes. Such proceedings and actions may involve liquidated damages, consequential damages, punitive damages and civil penalties or other losses, or injunctive or declaratory relief. In addition, we may also be subject to class action lawsuits, including those alleging violations of the Fair Labor Standards Act and state and municipal wage and hour laws.

Due to the inherent uncertainties of litigation and other dispute resolution proceedings, the outcome of outstanding, pending or future actions or proceedings may be difficult to assess or quantify, cannot be predicted with certainty and may be determined adversely to us and as a result, could have a material adverse effect on our assets, liabilities, business, financial condition or results of operations. Even if we prevail in any such action or proceeding, they could be costly and time-consuming and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition. The ultimate resolution of any litigation or proceeding through settlement, mediation, or a judgment could have a material impact on our reputation and adversely affect our financial performance and financial position.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or own in the future. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

We are vulnerable to the risks associated with operating in a single geographic region and concentrating our capital investment in the State of California increases our exposure to that risk.

We expect to focus our operational activities and capital investments at Fort Cady in California and potentially, in the future, in respect of the Salt Wells Projects in Nevada. Should we be able to bring Fort Cady into production, we would then be solely dependent upon a single mining operation for our revenue and profits and all of our operations would be conducted in a single geographic region in the western United States in California. The geographic concentration of our operations may disproportionately expose us to disruptions in our operations if the region experiences severe weather, transportation capacity constraints, constraints on the availability of required equipment, facilities, personnel or services, significant governmental regulation or natural disasters. If any of these factors were to impact the region in which we operate more than other borate producing regions, our business, financial condition, results of operations and cash flows could be adversely affected relative to other mining companies that have a more geographically diversified asset portfolio.

In addition, scientists have warned that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts and floods and other climatic events. For example, the State of California has experienced several years of increasingly more extreme drought and forest fires throughout the state. If these warnings are correct, and if any such climate-related weather and environmental effects were to detrimentally impact the areas where we or our customers operate, they could have an adverse effect on our business, financial condition and prospects.

The operation or development of our facilities could be adversely affected by local communities and/or other stakeholders.

Relationships with local communities and other stakeholders may impact the development or operations of Fort Cady as well as other future projects. We may become impacted by the interests of local communities and other stakeholders, including in some cases, Indigenous peoples. Certain of these communities or other stakeholders may have or may develop interests or objectives which are different from, or even in conflict with, our objectives, including the use of our project lands and waterways near our facilities. Our relationships with the communities near Fort Cady and other stakeholders are critical to the future success of Fort Cady, as well as at any future development. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Publicity adverse to Fort Cady, or the mining industry generally, could have an adverse effect on our development plans or future operations and may impact relationships with the communities in which we ultimately operate and other associated stakeholders.

We may in the future, be subject to disputes with local communities, including Indigenous peoples, regarding the use of certain aspects of our assets, facilities and land and may in the future, be required to enter into settlement agreements providing for such use, on terms that include, among others, lump sum payments, royalty payments or restrictions on our business.

In addition, disputes surrounding Indigenous land claims regarding lands on or near our properties could interfere with future operations and/or result in additional operating costs or restrictions, as well as adversely impact the use and enjoyment of our real property rights with respect to our assets.

While we are committed to operating in a socially responsible manner, there can be no assurance that our efforts in this respect will mitigate this potential risk. All the foregoing could have a material adverse effect on our business, financial condition and results of operations, including, but not limited to, as a result of increased costs, reduced revenues, diversion of management attention, reputational harm, disruptions to our operations and other reasons.

We currently plan to continue to invest significant amounts of capital in our Salt Wells Projects and a variety of exploration activities, which involve many uncertainties and risks that could prevent us from realizing profits or may result in the total or partial loss of our investment.

We have an Earn-in Agreement to acquire a 100% interest in the Salt Wells Projects in the State of Nevada if we incur project related expenditures of $900,000 by December 31, 2023, $800,000 by December 31, 2024, and approximately $756,000 by December 31, 2025. We did not incur all of the project related expenses required for the fiscal year ending June 30, 2022 under the Earn-in Agreement. However, in August 2022, we entered into an amendment whereby the schedule and amounts of the required project related expenditures were changed and are now as described above. We cannot assure you that we will be able to obtain any similar amendments or waivers under the Earn-in Agreement in the future, if necessary. In the event that we do not make the expenditures as required under the Earn-in Agreement, we will not be assigned any rights, titles, or interest in the Salt Wells Projects.

Our Salt Wells Projects and other exploration activities may be delayed, more costly than anticipated or unsuccessful for many reasons, including declines in boric acid and its derivatives, lithium carbonate, HCl, SOP and gypsum, misalignment between any associated joint venture participants, cost overruns, unanticipated financial, operational or political events, mechanical and technical difficulties, increases in operating cost structures, equipment and labor shortages, industrial actions or other circumstances which may result in the delay, suspension or termination of our Salt Wells Projects and other exploration projects, the total or partial loss of our investment in such projects and activities and a material adverse effect on our results of operations, financial condition and prospects.

Our future success depends on the continuing efforts of our management and key employees and our ability to attract and retain highly-skilled personnel and senior management.

The responsibility of overseeing the day-to-day operations and the strategic management of our business depends substantially on our senior officers and our key personnel. Loss of such personnel may have an adverse effect on our performance. The success of our operations will depend upon numerous factors, many of which are beyond our control, including our ability to attract and retain additional key personnel in sales, marketing, technical support and finance. We currently depend upon a relatively small number of key persons to seek out and form strategic alliances and find and retain additional employees. Certain areas in which we operate are highly competitive regions and competition for qualified personnel is intense. We may be unable to hire suitable field personnel for our technical team or there may be periods of time where a particular position remains vacant while a suitable replacement is identified and appointed.

Our inability to hire and maintain suitable personnel could have a material adverse effect on us and could prevent us from effectively pursuing our business plan, including developing, growing, and operating our business profitably.

We also depend upon third parties, including consultants, engineers, suppliers and others, for their development, construction and operating expertise and expect to remain so for the foreseeable future. Our ability to continue conducting our activities is in large part dependent upon the efforts of third parties. Highly qualified consultants and engineers are expensive and difficult to attract and retain. We may need to engage additional third parties for new development projects, to establish mineral reserves through drilling, to carry out environmental and social impact assessments, to develop processes to extract boron and lithium and other materials, and to continue to develop Fort Cady. If such parties’ work is deficient or negligent or is not completed in a timely manner, it could have a material adverse effect on us. As a result, our use of services of consultants could have a material adverse effect on us and could prevent us from effectively pursuing our business plan.

We will need to increase the size of our organization and we may be unable to manage our growth effectively.

Our past growth has provided, and our future growth may create challenges to our organization. Members of our management team possess significant experience and have previously carried out or been exposed to exploration, development and production activities. However, we have limited operating history and our ability to achieve our objectives depends on the ability of our directors, officers and management to implement current plans and respond to any unforeseen circumstances that require changes to those plans. The execution of our business plan will place demands on us and our management. In the future, we expect to hire and train new personnel as we continue to grow and expand our operations. Our ability to recruit, assimilate, and maintain new personnel will be critical to our performance and we will be required to recruit additional personnel to achieve our business objectives. As a public company, we will need to support managerial, operational, financial and other resources. This growth may place significant strain on us. Successful growth is also dependent upon our ability to implement appropriate financial and management controls and systems and procedures. If we are unable to recruit additional personnel and effectively train, motivate, retain, and manage employees, or if we fail to manage these challenges effectively, our financial condition, business, and results of operations could be materially and adversely affected.

Our directors and officers may in the future be in a position of a conflict of interest.

Some of our directors and officers currently also serve as directors and officers of other companies involved in natural resource exploration, development and production, and any of our directors may in the future serve in such positions. As at the date hereof, none of our directors or officers serves as an officer or director of a minerals exploration, development or producing company nor possesses a conflict of interests with our business. However, there exists the possibility that they may in the future be in a position of a conflict of interest.

We may acquire additional businesses or assets, form joint ventures or make investments in other companies in the future that may be unsuccessful and may harm our operating results and prospects.

As part of our business strategy, we may pursue additional acquisitions of complementary businesses or assets. While we currently expect that any such acquisition would be funded with equity, the type of financing for any such acquisition will depend on circumstances existing at that time, including market conditions and our share price. If we are successful at identifying and making such acquisitions, integration of any acquired businesses or assets nevertheless involves many challenges, including a potential strain on our administrative and operational resources, unanticipated issues, expenses or liabilities, and difficulties in the assimilation of different corporate cultures and business practices. We may also seek to enter into joint ventures, pursue strategic alliances in an effort to leverage our existing operations and industry experience, increase our product offerings, expand our distribution and make investments in other companies. We do not have specific timetables for these potential activities and we cannot guarantee that we will be able to identify and complete suitable acquisitions or investments at reasonable prices, or that we will be successful in realizing any anticipated benefits from any future acquisitions or investments.

The success of any acquisitions, joint ventures, strategic alliances or investments will depend on our ability to identify, negotiate, complete and, in the case of acquisitions, integrate those transactions and, if necessary, obtain satisfactory debt or equity financing to fund those transactions. We may not realize the anticipated benefits of any acquisition, joint venture, strategic alliance or investments. We may not be able to integrate acquisitions successfully into our existing business, maintain the key business relationships of businesses we acquire, or retain key personnel of an acquired business, and we could assume unknown or contingent liabilities or incur unanticipated expenses.

Integration of acquired companies or businesses also may require management resources that otherwise would be available for ongoing development of our existing business. Any acquisitions or investments made by us also could result in significant write-offs or the incurrence of debt and contingent liabilities, any of which could harm our operating results. In addition, if we choose to issue equity as consideration for any acquisition, our shareholders may experience dilution.

We are exposed to the risk of public health threats, including the coronavirus and variants, which could cause disruptions to our operations and may have a material adverse effect on our development plans and financial results.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic has had and continues to have a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

COVID-19 and the U.S.’s response to the pandemic is still significantly affecting the global economy, particularly in light of the more transmissible novel delta and omicron variants of the virus. There are no comparable events that provide guidance as to the impact the COVID-19 pandemic may continue to have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, our possible financing sources, our business, our operations or those of our consultants, suppliers, customers and other partners but we believe all aspects of our proposed activities and business are being and will be materially and adversely affected.

Our business will remain exposed to the risks associated with disease outbreaks and other public health issues, including COVID-19, their impact on the global economy and our business, customers, suppliers and other partners, indefinitely. Changes in, and the administration of, treaties, laws, and regulations, including in response to such issues and the potential for such issues to exacerbate other risks we face, including those related to the factors listed or referenced below, have the potential to adversely impact and disrupt our business, consultants, customers, suppliers and other partners. Additional regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, or other public health issues, including vaccination requirements and the associated availability of vaccines, restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions may further disrupt and adversely impact our business, financial condition and prospects. Such measures may impact our development activities or future mining operations, the third-party contractors on which we rely to further those operations, and the vendors, suppliers and manufacturers with which we do business. Additionally, COVID-19 has contributed to continued supply chain disruptions in 2021, which may adversely affect our operations either directly or by impeding or delaying those of the third parties on which we rely. Current and future restrictions or disruptions of manufacturing and transportation, such as reduced availability of air and ground transport, port closures or congestion, and increased border controls or closures, could materially adversely affect our operations. Supply chain delays and shortages of pieces required for process and electrical equipment may adversely affect us. Increased transportation, supply, labor or other costs which may result from the COVID-19 pandemic could have a material adverse effect on our financial condition and results of operations, particularly if the effects of COVID-19 are prolonged.

Further, on September 9, 2021, President Biden announced plans for the federal Occupational Safety and Health Administration (“OSHA”) to issue an Emergency Temporary Standard (“ETS”) mandating that all employers with more than 100 employees ensure their workers are either fully vaccinated against COVID-19 or produce, on a weekly basis, a negative COVID-19 test (the “vaccine mandate”). On November 4, 2021, OSHA issued the ETS, which, if upheld, will require covered employers to comply with the vaccine mandate beginning on January 4, 2022 or face substantial penalties for non-compliance. On November 12, 2021, the Fifth Circuit Court of Appeals permanently blocked the OSHA vaccine mandate, citing “serious constitutional concerns” with the rule. The issue is now pending before the Sixth Circuit Court of Appeals and may ultimately be decided by the U.S. Supreme Court. Until the legal issues concerning the vaccine mandate have been resolved, the OSHA has suspended activities related to its implementation and enforcement. Although the future of the OSHA vaccine mandate is uncertain at this time, it is possible that other similar or more protective vaccine mandates may be announced by state or local jurisdictions that could have a material adverse impact on our workforce and operations. Although we cannot predict with certainty the impact that the vaccine mandate and/or any other related measures will have on our workforce and operations, any future requirements may result in attrition and impede our ability to recruit and retain our workforce. These measures may also further disrupt the national supply chain, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

To the extent the COVID-19 pandemic adversely affects our business prospects, financial condition, and results of operation, it may also have the effect of exacerbating many of the other risks described in these Risk Factors.

We could be subject to information technology system failures, network disruptions, and breaches in data security which could negatively affect our business, financial position, results of operations and cash flows.

As dependence on digital technologies is expanding, cyber incidents, including deliberate attacks or unintentional events have been increasing worldwide. Computers and telecommunication systems are used to conduct our exploration and development activities, will be used to conduct our production activities and have become an integral part of our business. We use these systems to analyze and store financial and operating data, as well as to support our internal communications and interactions with business partners. Cyber-attacks could compromise our computer and telecommunications systems and result in additional costs as well as disruptions to our business operations or the loss of our data. A cyber-attack involving our information systems and related infrastructure, or those of our business partners, could disrupt our business and negatively impact our operations in a variety of ways, such as, among others:

•	an attack on the computers which control our mining operations could cause a temporary interruption of our production;

•	a cyber-attack on our accounting or accounts payable systems could expose us to liability to employees and third parties if their sensitive personal information is obtained;

•	possible loss of material information, which in turn could delay productive processes and selling efforts, causing economic losses; or

•	a cyber-attack on a service provider could result in supply chain disruptions, which could delay or halt our major development projects.

Risks Related to Our CDIs and Common Stock

The market price and trading volume of our CDIs and Common Stock may be volatile and may be affected by economic conditions beyond our control.

The market price of our CDIs and Common Stock may be highly volatile and subject to wide fluctuations. In addition, the trading volume of our Common Stock may fluctuate and cause significant price variations to occur. If the market price of our CDIs and Common Stock declines, you may be unable to resell your CDIs or Common Stock at a competitive price. We cannot assure you that the market price of our CDIs and Common Stock will not fluctuate or significantly decline in the future. In addition, although our Common Stock is listed on Nasdaq, we cannot assure you that a trading market for our Common Stock will be maintained.

Some specific factors that could negatively affect the price of our CDIs and Common Stock or result in fluctuations in their price and trading volume include:

•	actual or expected fluctuations in our prospects or operating results;

•	changes in the demand for, or market prices for, borates, lithium, or lithium-ion batteries, and other minerals;

•	additions or departures of our key personnel;

•	changes or proposed changes in laws, regulations or tax policy;

•	sales or perceived potential sales of our Common Stock by us or our directors, senior management or shareholders in the future;

•	announcements or expectations concerning additional financing efforts;

•	conditions in the U.S. and global financial markets, or in our industry in particular, or changes in general economic conditions; and

•	the other factors described in these Risk Factors.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Common Stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following this offering and you may not realize any return on your investment in us and may lose some or all of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. We expect that we will use the net proceeds of this offering to for the continued development of Fort Cady and for certain other purposes. However, our use of these proceeds may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our CDIs and Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We incur significant costs as a result of being publicly traded in the United States and Australia.

As our Common Stock is publicly traded in both the United States and Australia, we incur significant legal, accounting, insurance and other expenses related to compliance with applicable regulations. Our management and other personnel devote a substantial amount of time to these compliance initiatives, and we may need to continue to add additional personnel and develop our internal compliance infrastructure. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. Furthermore, if we are unable to satisfy our obligations as a public company in the United States, we could be subject to delisting of our Common Stock, fines, sanctions, and other regulatory action and potentially civil litigation.

Our Common Stock is publicly traded on the ASX in the form of CDIs. As a result, we must comply with the ASX Listing Rules. We have policies and procedures that we believe are designed to provide reasonable assurance of our compliance with the ASX Listing Rules. If, however, we do not follow those procedures and policies, or they are not sufficient to prevent non-compliance, we could be subject to liability, fines and lawsuits. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue- generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We incur increased costs as a result of operating as a U.S. listed public company, and our management is required to devote substantial time to new compliance initiatives and corporate governance practices.

As a U.S. listed public company we incur, and particularly after we are no longer an “emerging growth company” we expect to incur, significant additional legal, accounting, and other expenses. The Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We expect that we will need to hire additional accounting, finance, legal, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements increase our legal and financial compliance costs and make some activities more time-consuming and costly. In addition, we expect that the rules and regulations applicable to us as a public company may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors or executive officers.

We will be subject to Section 404 of the Sarbanes-Oxley Act and the related rules of the SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Beginning with the second annual report that we will be required to file with the SEC, Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting. However, for so long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include an opinion from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting.

An active trading market for our CDIs and Common Stock may not be sustained and the trading price for our CDIs and Common Stock may fluctuate significantly.

Shares of our Common Stock are able to be traded by the public on Nasdaq. However, a liquid public market for our Common Stock may not develop or be sustained, which means you may experience a decrease in the value or trading price of the shares of our Common Stock and our CDIs (which is based upon the value of our Common Stock) that you received in connection with the Reorganization, regardless of our operating performance. If a liquid public market for our Common Stock does not develop or is not sustained, then the value of our CDIs, which is based upon the value of our Common Stock, is also likely to decrease in value. In the past, following periods of volatility in the market price of a company’s securities, shareholders often instituted securities class action litigation against that company. If we were involved in a class action suit, it could divert the attention of directors or senior management and, if adversely determined, could have a material adverse effect on our results of operations and financial condition.

Because we do not anticipate paying dividends on our Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain on our Common Stock.

Our former parent company, ABR, did not declare any dividends during fiscal 2019, 2020 or 2021 and we do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our proposed business. Dividends, if any, on our outstanding CDIs and Common Stock will be declared by and subject to the discretion of our Board of Directors on the basis of our earnings, financial requirements and other relevant factors, and subject to Delaware and federal law. We cannot assure you that our CDIs or Common Stock will appreciate in value. You may not realize a return on your investment in our CDIs and Common Stock and you may even lose your entire investment in our CDIs and Common Stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, the market price and trading volume of our CDIs and Common Stock could decline.

The trading market for our CDIs and Common Stock will be influenced by the research and reports that U.S. securities or industry analysts publish about us or our business. Securities and industry analysts may discontinue research on us, to the extent such coverage currently exists, or in other cases, may never publish research on us. If no or few U.S. securities or industry analysts commence coverage of us, the trading price for our CDIs and Common Stock would be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our CDIs and Common Stock or publish adverse or misleading research about our business, the market price of our CDIs and Common Stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, demand for our CDIs and Common Stock could decrease, which might cause our price and trading volume to decline. In addition, research and reports that Australian securities or industry analysts may, initiate or may continue to, publish about us, our business or our Common Stock may impact the market price of our CDIs and Common Stock.

We are an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make our CDIs and Common Stock less attractive to investors and, as a result, adversely affect the price of our CDIs and Common Stock and result in a less active trading market for our CDIs and Common Stock.

We are an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. For example, we have elected to rely on an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) relating to internal control over financial reporting, and we will not provide such an attestation from our auditors.

We may avail ourselves of these disclosure exemptions until we are no longer an “emerging growth company.” We cannot predict whether investors will find our CDIs and Common Stock less attractive because of our reliance on some or all of these exemptions. If investors find our CDIs and Common Stock less attractive, it may adversely affect the price of our CDIs and Common Stock and there may be a less active trading market for our CDIs and Common Stock.

We will cease to be an “emerging growth company” upon the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more;

•

the last day of our fiscal year following the fifth anniversary of the completion of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act;

•	the date on which we have, during the previous three-year period, issued more than US$1,070,000,000 in non-convertible debt; or

•

the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b 2 of the Exchange Act, which would occur if the market value of our Common Stock that are held by non-affiliates exceeds US$700,000,000 as of the last day of our most recently completed second fiscal quarter.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time we are no longer considered to be an emerging growth company. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If we experience any material weaknesses in the future or otherwise fail to develop or maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. As a result of being a public company, we will be required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting beginning in the year following our first annual report required to be filed with the SEC. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. If we identify one or more material weaknesses in our internal control over financial reporting during the evaluation and testing process, we may be unable to conclude that our internal controls are effective. We have not been, and will not be, audited or subject to an assessment of internal control over financial reporting, as a combined entity following the Reorganization. There can be no assurance that no material weakness or significant deficiency will be identified once such an audit or assessment of internal control over financial reporting is completed.

Additionally, when we cease to be an “emerging growth company” under the federal securities laws, our independent registered public accounting firm may be required to express an opinion on the effectiveness of our internal controls. If we are unable to confirm that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an unqualified opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our Common Stock to decline.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

As a public company, we are subject to the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Our Certificate of Incorporation and Bylaws contain anti-takeover provisions that could delay or discourage takeover attempts that shareholders may consider favorable and may prevent attempts by our shareholders to replace or remove our current management.

Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a merger, acquisition, or other change in control of our company that shareholders may find favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market prices for our Common Stock. In addition, these provisions could also make it difficult for shareholders to elect directors who are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include, among other things, that:

•

the ability of our Board of Directors to issue shares of Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without shareholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	allowing only our Board of Directors to fill director vacancies, which prevents shareholders from being able to fill vacancies on our Board of Directors;

•	a prohibition on shareholders action by written consent, which forces shareholder action to be taken at an annual or special meeting of our shareholders;

•

a requirement that special meetings of our shareholders may be called only by (i) our Board of Directors or (ii) our secretary, following receipt of one or more written demands to call a special meeting from shareholders of record who own, in the aggregate, at least 25% of the voting power of our outstanding shares then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting set forth in our Bylaws, which may inhibit the ability of an acquirer to require the convening of a special meeting of our shareholders;

•

a requirement for the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend the certain provisions of our Certificate of Incorporation or our Bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•

the ability of our Board of Directors to amend our Bylaws, which may allow our Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;

•

advance notice procedures with which shareholders must comply to nominate candidates to our Board of Directors or to propose matters to be acted upon at a shareholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•	a prohibition of cumulative voting in the election of our Board of Directors, which would otherwise allow less than a majority of shareholders to elect director candidates.

We are also subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents us from engaging in a business combination, such as a merger, with an interested shareholder (i.e., a person or group that acquires at least 15% of our voting stock) for a period of three years from the date such person became an interested shareholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner.

Raising additional capital could adversely affect the voting power or value of our CDIs and Common Stock.

Until such time, if ever, as we can generate substantial revenue, we may finance our cash needs through a combination of equity offerings or the issuance of debt instruments or other securities convertible into Common Shares. We do not currently have any committed external source of funds. In addition, we may seek additional capital due to favorable market conditions or strategy considerations, even if we believe that we have sufficient funds for our current or future operating plans.

We cannot predict the size or price of future issuances of Common Shares or the size or terms of future issuances of debt instruments or other securities convertible into Common Shares, or the effect, if any, that future issuances and sales of our securities will have on the market price of the Common Shares. To the extent that we raise additional capital through the sale of equity or convertible debt securities, investors’ ownership interests will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder including voting rights.

Our Certificate of Incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of Preferred Stock having such designations, preferences, limitations and relative rights, including preferences over our CDIs and Common Stock respecting dividends and distributions, as our Board of Directors may determine. For example, we might grant holders of Preferred Stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. The terms of one or more classes or series of Preferred Stock could adversely impact the voting power or value of our CDIs and Common Stock. Similarly, the repurchase or redemption rights or liquidation preferences we might grant to holders of Preferred Stock could affect the residual value of our Common Stock.

Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

Nasdaq may de-list our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have listed our Common Stock on the Nasdaq. In the future, our securities may fail to meet the continued listing requirements to be listed on the Nasdaq. If the Nasdaq delists our Common Stock from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our Common Stock;

•

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules, which could result in a reduced level of trading activity in the secondary trading market for our Common Stock;

•	more limited news and analyst coverage for us; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We are a holding company and, as such, we depend on our subsidiaries to generate cash to fund our operations and expenses.

We are a holding company and essentially all of our assets are the capital stock of our subsidiaries. As a result, our investors are subject to the risks attributable to our subsidiaries. As a holding company, we conduct all of our business through our subsidiaries. Therefore, our ability to fund and conduct our business, service our debt and pay dividends, if any, in the future will principally depend on the ability of our subsidiaries to generate sufficient cash flow to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they are wholly-owned and controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends or otherwise. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing any debt obligations. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us.

Our Bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. We note that there is uncertainty as to whether a court would enforce the choice of forum provision with respect to claims under the Securities Act, and that investors cannot waive compliance with the Securities Act and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our Bylaws described in the preceding sentence. This forum selection provision is not intended to apply to any actions brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These choice-of-forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or operating results.

Risks Relating to our Reorganization

We may be unable to achieve some or all of the benefits that we expect to achieve from the Reorganization, which could materially adversely affect our business, financial condition and results of operations.

We have historically operated as a subsidiary of ABR. We may not be able to achieve the full strategic and financial benefits expected to result from the Reorganization, or such benefits may be delayed or not occur at all. The ABR Board of Director’s formed the view that the U.S. market would more fully appreciate and understand Fort Cady and that Fort Cady is aligned with broader investment themes that are well received in the U.S. market regarding onshoring strategic commodities and decarbonizing the economy. We may not achieve these and other anticipated benefits for a variety of reasons, including, among others, because we may experience unanticipated competitive developments, including changes in the conditions of industry and the markets in which we operate, including fluctuations in the prices of borates and other minerals that could negate some or all of the expected benefits from the Reorganization.

If we do not realize some or all of the benefits expected to result from the Reorganization, or if such benefits are delayed, our business, expected future financial and operating results and our prospects could be adversely affected. “Reorganization” refers to the transactions pursuant to which, among other things, we (i) issued (a) to eligible shareholders of ABR either one share of our Common Stock for every ten ordinary shares of ABR or one CDI over our Common Stock for every one ordinary share of ABR, in each case, as held on the Scheme record date and (b) to ineligible shareholders proceeds from the sale of the CDIs to which they would otherwise be entitled by a broker appointed by ABR, who sold the CDIs in accordance with the terms of a sale facility agreement and remitted the proceeds to ineligible shareholders, (ii) cancelled each of the outstanding options to acquire ordinary shares of ABR and issued replacement options representing the right to acquire shares of our Common Stock on the basis of a one replacement option for every ten existing ABR options held, (iii) maintained an ASX listing for its CDIs, with each CDI representing 1/10th of a share of Common Stock, (iv) delisted ABR’s ordinary shares from the ASX, and (v) became the parent company to ABR.

Recent Financial Results (Preliminary and Unaudited)

The data presented below reflect certain of our preliminary estimated unaudited financial results for the fiscal year ended June 30, 2022, based upon information available to us as of August 8, 2022. We have provided ranges (high/low), rather than specific amounts, for the preliminary estimates of the financial results presented below primarily because we have not yet filed our Annual Report on Form 10-K with the Securities and Exchange Commission and completed our fiscal year ended June 30, 2022 audit. The data are not a comprehensive statement of our results for this period, and our actual results may differ materially from these preliminary estimated data. Our actual results remain subject to the completion of management’s and our audit committee’s reviews and our other financial closing processes as well as the completion and preparation of our consolidated financial data for the fiscal year ended June 30, 2022, and will not be finalized until after our financial statement audit. During the course of the preparation of our financial statements and related notes and the completion of the audit for the fiscal year ended June 30, 2022, additional adjustments to the preliminary estimated financial information presented below may be identified, and our final results for these periods may vary from these preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, and filed with the Securities and Exchange Commission, or the SEC, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 once it becomes available. Accordingly, you should not place undue reliance on these preliminary data. And you should also read the risk factors concurrently made available to you with this information.

The preliminary estimated unaudited financial data contained below have been prepared in good faith by, and are the responsibility of, management based upon our internal reporting for the fiscal year ended June 30, 2022. BDO USA, LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data for the fiscal year ended June 30, 2022. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto.

	As of / for the Fiscal Year Ended June 30,
	2022 Estimated Range		2021
	Low	High	Actual
Cash and cash equivalents	$30,500,000	$31,500,000	$40,811,269
Project expenses	$12,500,000	$13,500,000	$2,287,732
Total costs and expenses	$67,000,000	$68,000,000	$17,633,523
Net cash used by investing activities	$(11,000,000)	$(12,000,000)	$(12,958,314)
Net loss	$(66,000,000)	$(67,000,000)	$(19,253,168)